UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Apogee Enterprises, Inc.
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4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435	Notice of 2023 Annual Meeting of Shareholders
Wednesday, June 21, 2023
8:00 a.m. Central Time
The 2023 Annual Meeting of Shareholders of Apogee Enterprises, Inc. (the “Annual Meeting”) will be held at 8:00 a.m. Central Time on Wednesday, June 21, 2023. In order to expand access to the Annual Meeting we are hosting a virtual-only meeting. It is our goal to approximate an in-person experience for our shareholders. You may attend the virtual meeting and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/APOG2023.
The purpose of the Annual Meeting is to consider and take action on the following:
1.Election of three Class I directors for terms expiring at our 2026 Annual Meeting of Shareholders;
2.Advisory vote to approve Apogee’s executive compensation;
3.Advisory vote on the frequency of the advisory vote on executive compensation;
4.Advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 2, 2024; and
5.Transaction of such other business as may properly be brought before the Annual Meeting.
The Board of Directors has fixed the close of business on April 24, 2023, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Your vote is important. Whether or not you plan to attend the virtual meeting, you are encouraged to vote your shares as soon as possible pursuant to the instructions in the Notice of Internet Availability of Proxy Materials and in the accompanying Proxy Statement.

By Order of the Board of Directors,

Meghan M. Elliott
Vice President, General Counsel and Secretary
Minneapolis, Minnesota
May 12, 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on June 21, 2023: Our 2023 Proxy Statement and our Fiscal 2023 Annual Report
to Shareholders are available at www.proxyvote.com.

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iii

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider; you should read the entire Proxy Statement carefully before voting.
2023 Annual Meeting of Shareholders

Date and Time Wednesday, June 21, 2023, at 8:00 a.m. Central Time	Location www.virtualshareholdermeeting.com/APOG2023	Mailing Date May 12, 2023	Record Date April 24, 2023

Items of Business

Item	Board’s Recommendation	Details
Proposal 1: Election of three Class I directors for terms expiring at our 2026 Annual Meeting of Shareholders	FOR, each Director Nominee	page 12
Proposal 2: Advisory vote to approve Apogee's executive compensation	FOR	page 72
Proposal 3: Advisory vote on the frequency of the advisory vote on executive compensation	FOR	page 74
Proposal 4: Advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 2, 2024	FOR	page 75

Fiscal 2023 Financial Results
We are a leader in the design and development of value-added glass and metal products and services for enclosing commercial buildings and framing and displays. Our four reporting segments are: Architectural Framing Systems, Architectural Glass, Architectural Services and Large-Scale Optical.

Summary of Fiscal 2023 Financial Results

Net Sales	•We had revenue of $1.44 billion compared to $1.31 billion in fiscal 2022, an increase of 9.6%.

Earnings	•We had earnings per diluted share of $4.64 compared to $0.14 in fiscal 2022.

Financial Performance
•Company operating income was $125.8 million compared to $22.0 million in fiscal 2022.
•Architectural Framing Systems operating income was $81.9 million compared to $38.1 million in fiscal 2022.
•Architectural Glass operating income was $28.6 million compared to $1.8 million in fiscal 2022.
•Company operating margin was 8.7% compared to operating margin of 1.7% in fiscal 2022.
•Net cash provided by Company operating activities in fiscal 2023 was $102.7 million, compared to $100.5 million in fiscal 2022.

Shareholder Return
•We repurchased 1,571,139 shares of our common stock during fiscal 2023 at a total cost of $74.3 million.
•We paid dividends totaling $19.7 million during fiscal 2023 and increased our quarterly cash dividend 9% to $0.24 per share during the fourth quarter of fiscal 2023, our tenth consecutive year with a dividend increase.
•We delivered annualized total shareholder return (TSR) of 2.87%, 2.99% and 7.48% over the past one-year, five-years and ten-years, respectively.

Executive Compensation Program
Our compensation programs are designed to attract, motivate and retain executive talent to achieve success in both the short- and long-term for our Company; pay for sustainable performance in an ever-changing environment; and align the interests of our executive officers with our shareholders. We continue to refine our executive compensation program to reflect changes in our business strategy and evolving executive compensation practices.
Executive Compensation Highlights
•We seek alignment of pay and performance each year. A significant portion of our compensation program is performance-based through the use of our short- and long-term incentive plans that have multiple financial performance metrics.
•We annually disclose Company performance against the established performance metrics for our annual cash incentive in our proxy statement.
•Our long-term incentive compensation program consists of restricted stock awards that vest over three years and performance awards with overlapping three-year performance periods that vest based on our three-year average return on invested capital (“ROIC”) and that settle 50% in shares and 50% in cash. (ROIC is a non-GAAP measure. See discussion of non-GAAP financial measures on page 35.)
•We deliver a significant portion of potential total compensation to our executive officers in the form of equity.
•We have stock ownership guidelines for our Chief Executive Officer that require an ownership level of five times his annual base salary, three times their annual salary for our Chief Financial Officer, and two times their annual salaries for corporate executive officers and segment presidents, including Messrs. Dobler, Jewell and Longman. All of our Named Executive Officers are still within the applicable grace period for achieving these ownership levels.
•We have a “clawback” policy that applies to executive performance-based incentive compensation awards and that will be updated upon the adoption of related Nasdaq listing standards.
•We have a hedging policy that prohibits all employees and directors from engaging in hedging transactions in our Company’s securities. We also have an anti-pledging policy that prohibits executive officers and directors of the Company from, directly or indirectly, pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock as collateral for indebtedness. None of our executive officers have pledged any shares of our common stock as security or collateral on a personal loan.
•Our “double-trigger” change-in-control agreements do not provide for any excise tax “gross-ups,” and we do not provide any tax “gross-ups” on any benefits for our executive officers.
Fiscal 2023 Executive Compensation Actions
•Base Salaries. For fiscal 2023, the Committee awarded a base salary increase of 5.00% to Mr. Silberhorn, our Chief Executive Officer. Among our Other Named Executive Officers, Messrs. Dobler, Jewell and Gupta received base salary increases ranging from 1.43% to 2.54%, and Mr. Longman received an increase of 6.75%. See “Fiscal 2023 Individual Compensation Actions” beginning on page 42 for a discussion of factors considered in establishing base salaries and subsequent increases.
•Annual Cash Incentive Payouts. Our annual cash incentive awards are designed to reward achievement of financial goals established in our annual operating plan. For Messrs. Silberhorn and Dobler, the fiscal 2023 annual cash incentive paid out at 196.64% of target and for Messrs. Jewell and Longman, the fiscal 2023 annual cash incentive paid out at 200.00% and 179.12% of target, respectively. Because of Mr. Gupta's departure from the Company effective August 1, 2022, he received no payout of the annual incentive. See “Fiscal 2023 Annual Cash Incentive Payouts” beginning on page 44 for a discussion of the metrics, goals and amounts paid to our Named Executive Officers for our annual cash incentive awards in fiscal 2023.
•Long-Term Incentive Awards. Our long-term incentive program for our Other Named Executive Officers is comprised of: (i) 50% time-based restricted stock awards that vest ratably over three years; and (ii) 50% performance awards with a three-year performance period, which settle 50% in cash and 50% in stock and are paid out based on the Company’s three-year average ROIC during the performance period. Mr. Silberhorn’s long-term incentive awards in fiscal 2023 consisted of 40% time-based restricted stock and 60% as a performance award pursuant to the terms of his employment agreement. In fiscal 2023, Mr. Silberhorn received a restricted stock award valued at $839,991 and a performance award with a target payout of $1,259,993 and Messrs. Dobler, Jewell, Longman and Gupta received stock awards with values ranging from $230,036 to $399,740 and performance awards with target payouts ranging from $241,809 to $399,769. Because of Mr. Gupta's departure from the Company effective August 1, 2022, his fiscal 2023 awards were forfeited in their entirety. See “Long-Term Incentive Compensation” beginning on page 46 for additional information about our long-term incentive program and fiscal 2023 awards.

•Mr. Augdahl, our Interim Chief Financial Officer, did not participate in our executive compensation program. He received a base salary increase of 3.05% for fiscal 2023, an annual cash incentive payout of $193,453, and a long-term incentive award of time-based restricted stock with a grant date fair value of $54,075 consistent with the terms of the compensation program for his Vice President, Finance position that he held before becoming Interim Chief Financial Officer. In consideration for his service as our Interim Chief Financial Officer for the period from August 1, 2022 through April 27, 2023, Mr. Augdahl received a cash bonus of $250,000 and a restricted stock award with a grant date fair value of $150,020 after the end of fiscal 2023. The restricted stock award vests over three years in equal annual installments on the anniversaries of the grant date. These awards adjusted Mr. Augdahl's compensation so that it would be competitive with a chief financial officer's total compensation but prorated for his partial year of service in that position.

Board Composition and Diversity Highlights
The composition of our Board of Directors features a majority of independent directors and a diversity of background, skills and experiences that facilitate effective oversight and enrich Board deliberations on strategic planning, operations, risk management and other critical topics, as illustrated below and by the “Board Diversity Matrix” on page 22.

Director Independence
8 of 9 Directors
Independent

Tenure Balance
7 of 9 Directors
5 or Fewer Years of Tenure

Diversity
3 of 9 Female and
2 of 9 Racially Diverse

Board Skills Matrix
Each member of our Board of Directors brings a diversity of skills and experiences to their service on our Board. The following matrix highlights the key skills and experiences, demographics, and range of tenure for our Directors as of April 24, 2023. This matrix is intended as a summary and is not an exhaustive list of each Director's qualifications for Board service, which are described in greater detail in their biographies beginning on page 13.

Board Skills Matrix	Christina M. Alvord	Frank G. Heard	Lloyd E. Johnson	Elizabeth M. Lilly	Donald A. Nolan	Herbert K. Parker	Mark A. Pompa	Ty R. Silberhorn	Patricia K. Wagner
Executive Leadership	✓	✓		✓	✓	✓	✓	✓	✓
Business Operations	✓	✓			✓		✓	✓	✓
Strategy Development and Execution	✓	✓	✓	✓	✓	✓	✓	✓	✓
Portfolio Management / Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Enterprise Risk Management	✓	✓	✓		✓	✓	✓	✓	✓
Construction and Building Products Experience	✓	✓			✓		✓	✓
Public Company Board Experience (other than Apogee)	✓	✓	✓			✓			✓
Cybersecurity			✓						✓
Tenure (years)	3	3	5	3	9	5	4	2	7

Active Shareholder Engagement Program
Shareholder engagement is a key part of our commitment to good governance. We regularly engage with our shareholders to discuss our business and to gain insights on the issues that are most important to them. In fiscal 2023, we continued our shareholder engagement practices, utilizing a combination of in-person and virtual meeting formats to stay connected with our shareholders. During the fiscal year, members of our management team participated in several virtual and in-person investor conferences and met with investors in numerous other virtual meetings and conference calls. The feedback from our engagement with investors is regularly shared with our Board of Directors.

Cautionary statement of forward-looking information

This Proxy Statement contains certain statements regarding our strategic plan and our environmental, social and governance (“ESG”) initiatives, including goals and commitments. Such statements are not guarantees or promises that such goals or commitments will be met, and they will continue to evolve and develop. Strategic, ESG and other statements contained in this Proxy Statement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, including statements about our future financial performance, business and initiatives, which may evolve over time. We use words such as “aims,” “anticipates,” “believes,” “commits,” “expects,” “intends,” “plans,” “strives,” “will,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations, plans or forecasts, are not guarantees of future results or performance, involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statements and should consider the uncertainties and risks discussed in our most recent Annual Report on Form 10-K and subsequent SEC filings. We undertake no obligation to update or revise any forward-looking statements.

Certain sections of this Proxy Statement reference or refer you to materials posted on our website, www.apog.com. These materials and our website are not incorporated by reference in, and are not part of this Proxy Statement.

Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning beneficial ownership of our common stock outstanding as of April 24, 2023, by persons known to us to own more than 5% of our common stock. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them. As of April 24, 2023, there were 22,285,412 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)		Percent of Class (%)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,830,029	(1)	17.19
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	2,910,291	(2)	13.06
Barrow Hanley Global Investors 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	1,124,817	(3)	5.05
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,399,821	(4)	6.28
State Street Corporation 1 Lincoln Street Boston, MA 02111	1,122,376	(5)	5.04
___________________________
(1)We have relied upon the information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed on January 26, 2023, and reporting information as of December 31, 2022. The Schedule 13G/A was filed by BlackRock in its capacity as a parent holding company or control person and indicates that BlackRock has sole investment power over 3,830,029 shares and sole voting power over 3,794,465 shares. BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns 5% or greater of the outstanding shares of the security class reported on the Schedule 13G/A.
(2)We have relied upon the information provided by The Vanguard Group, Inc., an investment advisor (“Vanguard”), in a Schedule 13G/A filed on February 9, 2023, and reporting information as of December 31, 2022. Of the shares reported, Vanguard has sole investment power over 2,849,447 shares, shared investment power over 37,746 shares, and shared voting power over 60,844 shares.
(3)We have relied upon the information provided by Barrow Hanley Global Investors (“Barrow”), in a Schedule 13G filed on February 14, 2023, and reporting information as of December 31, 2022. Of the shares reported, Barrow has sole investment power over 1,124,817 shares, sole voting power over 1,116,482 shares and shared voting power over 8,335 shares.
(4)We have relied upon the information provided by Dimensional Fund Advisors LP (“Dimensional Advisors”) in a Schedule 13G/A filed on February 10, 2023, and reporting information as of December 31, 2022. Dimensional Advisors furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts are collectively referred to as the “Funds”). Subsidiaries of Dimensional Advisors may act as advisors or sub-advisor to certain Funds. All of the 1,399,821 shares listed are owned by the Funds. In its role as an investment advisor, sub-advisor and/or manager, Dimensional Advisors or its subsidiaries (collectively “Dimensional”) may possess sole investment power over 1,399,821 shares and sole voting power over 1,371,979 shares held by the Funds. The Funds have the right to receive, or power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held in their respective accounts. In its role as an investment advisor, sub-advisor and/or manager, Dimensional may be deemed to be a beneficial owner of the shares; however, Dimensional disclaims beneficial ownership of such shares. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.
(5)We have relied upon the information provided by State Street Corporation (“State Street”) in a Schedule 13G filed on February 8, 2023, and reporting information as of December 31, 2022. Of the shares reported, State Street has shared investment power over 1,122,376 shares and shared voting power over 749,153 shares. All of the 1,122,376 shares are beneficially owned by one or more subsidiaries of State Street Corporation, the parent holding company, that beneficially owns the issuer`s securities.

Security Ownership of Directors and Management
Except as otherwise noted, the following table sets forth the number of shares of our common stock beneficially owned as of April 24, 2023, by each of our directors, each of our executive officers named in the Summary Compensation Table (our “Named Executive Officers”) and by all of our current directors and executive officers as a group. As of April 24, 2023, there were 22,285,412 shares of common stock outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)(2)		Percent of Class (%)
Non-Employee Directors
Christina M. Alvord	9,113		*
Frank G. Heard	3,742	(3)	*
Lloyd E. Johnson	26,860	(4)	*
Elizabeth M. Lilly	11,886		*
Donald A. Nolan	8,047		*
Herbert K. Parker	21,955		*
Mark A. Pompa	—		*
Patricia K. Wagner	20,321		*
Named Executive Officers
Ty R. Silberhorn	100,917		*
Mark R. Augdahl	11,916		*
Curtis J. Dobler	37,464		*
Brent C. Jewell	34,619	(5)	*
Nick C. Longman	16,972		*
Nisheet Gupta	17,462	(6)	*
All directors and executive officers as a group (16 persons)(7)	430,028		2%
___________________________
*Indicates less than 1%.
(1)Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.
(2)For our non-employee directors, the number indicated includes the following shares of restricted stock issued to the named individual pursuant to our 2009 Non-Employee Director Stock Incentive Plan, as amended (2014) (the “2009 Director Stock Plan”) and 2019 Non-Employee Director Stock Plan (the “2019 Director Stock Plan”).

Director	Shares of Restricted Stock
Christina M. Alvord	3,454
Frank G. Heard	—
Lloyd E. Johnson	—
Elizabeth M. Lilly	6,227
Donald A. Nolan	1,814
Herbert K. Parker	6,227
Mark A. Pompa	—
Patricia K. Wagner	6,227
All directors and executive officers as a group (16 persons)	221,383

All shares of restricted stock held pursuant to our 2009 Director Stock Plan and 2019 Director Stock Plan are subject to future vesting conditions, and holders of such shares have no investment power over such shares.
For our executive officers, the number of shares indicated includes the following shares issued to the named individual pursuant to our 2019 Stock Incentive Plan, as amended and restated (2021) (the “2019 Stock Incentive Plan”), our Employee Stock Purchase Plan, and our 401(k) Retirement Plan.

Named Executive Officers	Shares of Restricted Stock	Shares Held in Employee Stock Purchase Plan and 401(k) Retirement Plan
Ty R. Silberhorn	84,749	1,066
Mark R. Augdahl	7,690	—
Curtis J. Dobler	21,058	306
Brent C. Jewell	23,803	—
Nick C. Longman	15,885	—
Nisheet Gupta	—	—
All directors and executive officers as a group (16 persons)	221,383	4,448
All shares of restricted stock held pursuant to our 2019 Stock Incentive Plan are subject to future vesting conditions, and the holders of such shares have no investment power over such shares.
(3)Includes 924 shares that Mr. Heard has the right to acquire upon vesting of Restricted Stock Units within 60 days of April 24, 2023.
(4)Includes 24,260 shares held by the Johnson Family Trust for which Mr. L. Johnson serves as trustee and 2,600 shares held by Mr. L. Johnson’s individual retirement account.
(5)Includes 10,816 shares held in a revocable living trust for which Mr. Jewell and his spouse serve as co-trustees with shared voting and investment power.
(6)On July 19, 2022, Mr. Gupta tendered his resignation as Chief Financial Officer of the Company effective August 1, 2022. Mr. Gupta's ownership reflects beneficial ownership as of June 30, 2022, as reported in the Form 4 filed by Mr. Gupta on July 5, 2022, excluding forfeited restricted stock awards.
(7)Includes all directors and executive officers of the Company serving in such capacity as of April 24, 2023.

Proposal 1: Election of Directors
Our Articles provide that our Board of Directors will be divided into three classes of directors of as nearly equal size as possible and the term of each class of directors is three years. The term of one class expires each year in rotation. Currently, we have nine directors, with three directors serving in each class. At our Annual Meeting, the terms of our three Class I directors will expire.
Lloyd E. Johnson, Donald A. Nolan and Patricia K. Wagner have been nominated for re-election to our Board as Class I directors. Class I directors elected at the Annual Meeting will serve until our 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Each of the nominees has agreed to serve as a director, if elected.
If any of the nominees becomes unable or unwilling to serve as a director prior to the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Board. Alternatively, at the Board’s discretion, the proxies may be voted for a fewer number of nominees.
Information about the background and qualifications of the Board nominees for election at the Annual Meeting and the directors continuing to serve after the Annual Meeting who are not subject to re-election at the Annual Meeting is provided below.
Board Recommendation
Our Board of Directors recommends that you vote FOR the three Class I director nominees. Unless a contrary instruction is indicated on the proxy, proxies will be voted FOR the election of the three Class I director nominees.

Class I Director Nominee – Term Expiring in 2026
	Lloyd E. Johnson Age: 69 Director since: 2017 Independent Audit Committee Financial Expert	Apogee Committees: •Audit, Chair	Public Directorships: •Haemonetics (2021 – Present) •Beazer Homes (2021 – Present) •VSE Corporation (2022 – Present)

Mr. L. Johnson was the Global Managing Director, Finance and Internal Audit of Accenture Corporation, a global management consulting and professional services firm providing strategy, consulting, digital technology and operations services, from 2004 to 2015. Prior to joining Accenture Corporation, he served as Executive Director, M&A and General Auditor for Delphi Automotive PLC, a vehicle components manufacturer, from 1999 to 2004. From 1997 to 1999, he served as Corporate Vice President, Finance and Chief Audit Executive for Emerson Electric Corporation, a diversified global manufacturing company serving industrial, commercial and consumer markets. Earlier in his career, he held senior finance leadership roles at Sara Lee Knit Products, a division of Sara Lee Corporation; Shaw Food Industries, a privately-held food service supply company; and Harper, Wiggins & Johnson, CPA, a regional accounting firm. Mr. L. Johnson began his career with Coopers & Lybrand, a global accounting firm that became part of PricewaterhouseCoopers, a global accounting firm.

Skills & Qualifications:
•Executive Leadership •Public Accounting and Audit, Retired CPA •Financial Management •Business Operations •Enterprise Risk Management	•Mergers and Acquisitions •International Business •Information Technology, including Cybersecurity •Leadership Development	•Executive Compensation •Corporate Governance •Industrial Commercial and Consumer Markets •Public Company Board Experience

Class I Director Nominee – Term Expiring in 2026 (Continued)
	Donald A. Nolan Age: 62 Director since: 2013 Independent Independent Chair since January 2020	Apogee Committees: •Ad hoc Member – all Board Committees

Mr. Nolan served as President and Chief Executive Officer of Kennametal Inc., a global industrial technology leader, present in over 60 countries, manufacturing tooling and wear-resistant solutions for customers in the aerospace, energy, and transportation industries from 2014 to 2016. Previously, Mr. Nolan was President of the Materials Group for Avery Dennison Corporation from 2008 to 2014, a global leader in packaging solutions. Prior to joining Avery Dennison Corporation, he served on the executive team at Valspar, a global leader in paint and coatings, as Senior Vice President, leading the Global Packaging and Refinish Coatings businesses. Before joining Valspar, he held leadership positions of increasing responsibility with Loctite, General Electric and Ashland Chemical. Mr. Nolan is also active in private equity, serving on several private company boards.

Skills & Qualifications:
•Executive Leadership •Business Operations •Strategy Development and Execution •Marketing and Sales	•Financial Management •International Business •Mergers and Acquisitions •Enterprise Risk Management •Leadership Development	•Corporate Governance •Executive Compensation •Public and Private Company Board Experience

Class I Director Nominee – Term Expiring in 2026 (Continued)
	Patricia K. Wagner Age: 60 Director since: 2016 Independent	Apogee Committees: •Compensation, Chair •Nominating and Corporate Governance	Public Directorships: •California Water Services Group (2019 – Present) •Primoris Services Corporation (2020 – Present) •Southern California Gas Company (2017 - 2019)

Ms. Wagner retired from Sempra Energy, a Fortune 500 energy services holding company, in 2019, after 24 years of service with Sempra Energy Companies. She served as Group President of U.S. Utilities, overseeing San Diego Gas & Electric, Southern California Gas Company (“SoCalGas”) and Sempra Energy’s investment in Oncor Electric Delivery Company LLC, from 2018 to 2019. She has served in several leadership positions for the Sempra Energy family of companies, including Chief Executive Officer of SoCalGas from 2017 to 2018; Executive Vice President of Sempra Energy in 2016; President and Chief Executive Officer of Sempra U.S. Gas & Power from 2014 to 2016; and other leadership positions for the Sempra Energy family of companies from 1995 to 2014. Prior to joining Sempra Energy, Ms. Wagner held management positions at Fluor Daniel, an engineering, procurement, construction and maintenance services company. Earlier in her career, Ms. Wagner held positions at McGaw Laboratories and Allergan Pharmaceuticals.

Skills & Qualifications:
•Executive Leadership •Business Operations •Financial Management •Accounting and Audit •Strategy Development and Execution	•Energy Industry •Enterprise Risk Management •Information Technology, including Cybersecurity •Mergers and Acquisitions •Regulatory Compliance	•Leadership Development •Executive Compensation •Corporate Governance •Public Company Board Experience

Class II Directors – Terms Expiring in 2024
	Christina M. Alvord Age: 56 Director since: 2020 Independent	Apogee Committees: •Audit •Nominating and Corporate Governance	Public Directorships: •Albany International Corp. (2022 – Present) •Piedmont Lithium (2022 – Present)

Ms. Alvord served as President, Central Division of Vulcan Materials Company, a producer of construction aggregates and aggregates-based construction materials and member of the S&P 500 Index from 2019 until 2021. She joined Vulcan in 2016 and served as President of the Southern & Gulf Coast Division from 2017 to 2019 and Vice President, Performance Management from 2016 to 2017. Ms. Alvord held various executive management positions with GE Aviation, including General Manager of Engine Component Repair from 2012 to 2015 and General Manager of Turbine Airfoils Center of Excellence from 2010 to 2012; Government Relations Executive from 2009 to 2010; President of GE Aviation-Unison Industries from 2005 to 2009; and President of GE Aviation-Middle River Aircraft Systems from 2003 to 2005. Earlier in her career, Ms. Alvord held management positions in the GE Corporation Initiatives Group and McKinsey Company, Inc.

Skills & Qualifications:
•Executive Leadership •Manufacturing Operations •Business Operations	•Mergers and Acquisitions •Financial Management •Enterprise Risk Management •Construction Industry	•Strategy Development and Execution •Leadership Development

Class II Directors – Terms Expiring in 2024 (continued)
	Herbert K. Parker Age: 65 Director since: 2018 Independent	Apogee Committees: •Nominating and Corporate Governance, Chair •Compensation	Public Directorships: •TriMas Corporation (2015 – Present) •nVent Electric PLC (2018 – Present) •American Axle & Manufacturing Holdings, Inc. (2018 – Present)

Mr. Parker is the retired Executive Vice President - Operational Excellence of Harman International Industries, Inc., a worldwide leader in the development, manufacture, and marketing of high quality, high-fidelity audio products, lighting solutions, and electronic systems. He joined Harman International in June 2008 as Executive Vice President and Chief Financial Officer and served in that capacity to 2015. He served as Executive Vice President - Operational Excellence from 2015 to 2017. Prior to joining Harman International Industries, Inc., Mr. Parker served in various senior financial positions with ABB Ltd. (known as ABB Group), a global power and technology company, from 1980 to 2006, including as the Chief Financial Officer of the Global Automation Division from 2002 to 2005 and the Americas Region from 2006 to 2008.

Skills & Qualifications:
•Executive Leadership •Accounting and Audit •Financial and Asset Management •Mergers and Acquisitions •Investor Relations	•Property and Asset Acquisition and Management •Operations •Enterprise Risk Management •Leadership Development	•Sarbanes-Oxley Compliance •International Business •Corporate Governance •Public Company Board Experience

	Ty R. Silberhorn Age: 55 Director since: 2021 Not Independent Chief Executive Officer and President	Apogee Committees: •N/A

Mr. Silberhorn has served as our Chief Executive Officer and President since January 2021. Prior to joining our Company, he served for over twenty years in various roles for 3M, a diversified global manufacturer and technology company, most recently as Senior Vice President of 3M’s Transformation, Technology and Services from 2019 to 2020. Prior to this position, and since 2001, he held several 3M global business unit leadership roles, serving as Vice President and General Manager for divisions within Safety & Industrial, Transportation & Electronics, and Consumer business groups.

Skills & Qualifications:
•Executive Leadership and Talent Management •Financial Management •Business Operations	•Strategy Development and Execution •Building Products Industry •Portfolio Management	•Capital Allocation •Global Operations •Enterprise Risk Management

Class III Directors – Terms Expiring in 2025
	Frank G. Heard Age: 64 Director since: 2020 Independent Audit Committee Financial Expert	Apogee Committees: •Audit •Nominating and Corporate Governance	Public Directorships: •Gibraltar Industries, Inc. (2015 – 2020)

Mr. Heard served as Chief Executive Officer of Gibraltar Industries, Inc., a leading manufacturer and distributor of building products for the renewable energy, conservation, residential, industrial and infrastructure markets, from 2015 to 2019. He served as a director at Gibraltar Industries from 2015 to 2020, including as Vice Chair of the Board from 2019 to 2020. Prior to joining Gibraltar Industries in 2014 as President and Chief Operating Officer, he served as President of the Building Components Group, a division of Illinois Tool Works, Inc., from 2008 to 2013 and in various executive management roles for Illinois Tool Works from 1990 to 2008.

Skills & Qualifications:
•Executive Leadership and Talent Management •Investor Relations •Public Company Board Experience •Financial Management	•Business Operations •Strategy Development and Execution •Building Products Industry •Portfolio Management	•Global Operations •Capital Allocation •Enterprise Risk Management

	Elizabeth M. Lilly Age: 60 Director since: 2020 Independent	Apogee Committees: •Audit •Compensation

Ms. Lilly has served as Chief Investment Officer and Executive Vice President for The Pohlad Companies, a privately-owned business based in Minneapolis, Minnesota that holds a diverse group of businesses and business interests, since 2018. She oversees the public and private investments for the Pohlad family and provides leadership and management of the investment team of The Pohlad Companies. Ms. Lilly has over 30 years in portfolio and investment management experience. She founded Crocus Hill Partners, a small capitalization portfolio firm, in 2017 and served as its President from 2017 to 2018. She served as Senior Vice President and Portfolio Manager for Gabelli Asset Management from 2002 to 2017. She was a co-founder of Woodland Partners, LLC in 1997 and served as Managing Director from 1997 to 2002, when the firm was acquired by Gabelli Asset Management. Earlier in her career, Ms. Lilly served in various portfolio management and analyst positions for First Asset Management, Fund American Companies and Goldman, Sachs and Company.

Skills & Qualifications:
•Executive Leadership •Financial Management •Portfolio Management	•Asset Management •Leadership Development	•Financial Markets •Capital Allocations

Class III Directors – Terms Expiring in 2025 (continued)
	Mark A. Pompa Age: 58 Director since: 2018 Independent Audit Committee Financial Expert	Apogee Committees: •Audit •Compensation

Mr. Pompa has served as the Executive Vice President and Chief Financial Officer of EMCOR Group, Inc., a Fortune 500 leader in electrical and mechanical construction services, industrial and energy infrastructure and building services, since 2006. Previously, he was Senior Vice President and Chief Accounting Officer of EMCOR from 2003 to 2006 and Treasurer from 2003 to 2007. He joined EMCOR in 1994, serving as Vice President and Controller until 2003. Prior to joining EMCOR, Mr. Pompa was an Audit and Business Advisory Manager at Arthur Andersen LLP.

Skills & Qualifications:
•Executive Leadership •Financial Management •Accounting and Audit •Non-residential Construction Industry	•Business Operations •Mergers and Acquisitions •Investor Relations •Strategy Development and Execution	•Enterprise Risk Management •Leadership Development •Executive Compensation

Corporate Governance
Our Board is committed to high standards of corporate governance and ethical business conduct. The following corporate governance resources reflect this commitment and provide a framework within which directors and management operate the business.
Corporate Governance Resources
Information related to our corporate governance is available on our website at www.apog.com by clicking on “Investors,” selecting “Governance” and then selecting the applicable document or information. This information includes:
•Board and Committee Composition
•Board Committee Charters
•Our Code of Business Ethics and Conduct, including our Code of Conduct Hotline
•How to Contact the Board
•Our Corporate Governance Guidelines
•Our Restated Articles of Incorporation, as amended
•Our Amended and Restated By-laws
•Our Conflict Minerals Policy and related resources
Information relating to our management team is also available on our website at www.apog.com by clicking on “About Us” and then selecting “Leadership.”
Code of Business Ethics and Conduct
Our Board of Directors has adopted our Code of Business Ethics and Conduct (our “Code of Conduct”), which is a statement of our high standards for ethical behavior and legal compliance. All of our employees and all members of our Board of Directors are required to comply with our Code of Conduct. For employees suspecting a violation of our Code of Conduct, we maintain an independent hotline available 24/7 that allows both anonymous and confidential reporting.
Corporate Governance Guidelines
Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board of Directors and are revised as necessary to reflect evolving corporate governance practices.
Communications with Our Board of Directors
Our stakeholders may communicate directly with our Board of Directors, our Independent Chair or any other specified individual director in writing by (i) sending a letter addressed to Apogee Directors, Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435, or (ii) sending an email to Directors@apog.com. Substantive communications, such as corporate governance matters or potential issues relating to accounting, internal controls or other auditing matters, are forwarded by our General Counsel to the relevant director(s) as appropriate. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, donation requests, questions about our products, and other such matters, are handled directly by our management team.

Director Independence
Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Audit, Compensation, and Nominating and Corporate Governance Committees (collectively, the “Committees”) must be independent. Each year, in accordance with Nasdaq rules, our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq listing standards and applicable SEC rules.
Our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Committee member independence and reported on its review to our Board of Directors. Based on this review, our Board of Directors has determined that the following non-employee directors are independent and have no material relationship with the Company except serving as a director and holding shares of our common stock: Christina M. Alvord, Frank G. Heard, Lloyd E. Johnson, Elizabeth M. Lilly, Donald A. Nolan, Herbert K. Parker, Mark A. Pompa and Patricia K. Wagner. Our Board of Directors has determined that Ty R. Silberhorn is not independent because he serves as an officer of the Company.
Board Leadership Structure
Mr. Nolan has served as our Independent Chair since January 2020. The Independent Chair of our Board chairs our annual meeting of shareholders, the meetings of our Board of Directors and executive sessions of our independent directors. In addition, the Independent Chair of our Board, in consultation with our Chief Executive Officer, establishes the agenda for each meeting of our Board of Directors. The Independent Chair also attends Committee meetings as an ad hoc member, participates in discussions but does not vote on Committee matters, and serves as the primary liaison between the senior management team and the Board. The Board believes that having an Independent Chair provides independent leadership on the Board and enables our Chief Executive Officer to focus his time and energy on development of strategy, operational improvements and leadership of the management and employee teams. The Board believes that this division of responsibilities serves the Board, the Company and our shareholders well.
The Board recognizes that there are circumstances when combining the Chair and CEO roles may be appropriate, such as for an interim period when either leader becomes incapacitated, or in the course of Chair or CEO transitions.
Criteria for Membership on Our Board of Directors
Director candidates should possess the highest personal and professional ethics, integrity and values; be committed to representing the long-term interests of our stakeholders; have an inquisitive and objective perspective, practical wisdom and mature judgment; and be willing to challenge management in a constructive manner. Our Board of Directors strives for membership that is diverse in gender, race, ethnicity, age, geographic location, and business skills and experience at policy-making levels. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board of Directors for an extended period of time.
Procedure for Evaluating Director Nominees
Our Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for membership on our Board of Directors includes making a preliminary assessment of each proposed nominee, based upon resume and biographical information, willingness to serve and other background information, business experience and leadership skills. Our Board believes that its membership should reflect a diversity of experience, skills, geography, gender, race and ethnicity, and invites directors to annually self-identify certain diversity characteristics that may inform their perspectives and contributions to the Board. The Committee considers each of these factors when evaluating our Board composition, and it considers these factors on an ongoing basis as it identifies and evaluates director candidates. All director candidates who continue in the process are then interviewed by members of our Nominating and Corporate Governance Committee and other current directors. Our Nominating and Corporate Governance Committee makes recommendations to our Board of Directors for inclusion in the slate of director nominees at a meeting of shareholders, or for appointment by our Board of Directors to fill a vacancy. Prior to recommending a director to stand for re-election for another term, our Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to our Board of Directors, effectiveness as a director and desire to continue to serve as a director.
Board Diversity Matrix
The table below provides self-identified diversity statistics for our Board members as of April 24, 2023 and April 25, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 24, 2023 and April 25, 2022)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
	2023/2022	2023/2022	2023/2022	2023/2022
Part I: Gender Identity
Directors	3/3	6/6	–/–	–/–
Part II: Demographic Background
African American or Black	–/–	2/2	–/–	–/–
White	3/3	4/4	–/–	–/–
LGBTQ+	–/–
Did Not Disclose Demographic Background	1/1
Board Refreshment and Retirement Policy
Our Company has an active board refreshment program. As a mechanism to encourage director refreshment, our Board of Directors has established a policy that no individual may stand for election to our Board after their 72nd birthday, unless otherwise approved by a majority of our directors.
Since June 2017, seven new directors have joined our Board: Lloyd E. Johnson in fiscal 2018, Herbert K. Parker and Mark A. Pompa in fiscal 2019; Christina M. Alvord, Frank G. Heard and Elizabeth M. Lilly in fiscal 2020 and Ty R. Silberhorn in fiscal 2021.
Stock Ownership Guidelines for Non-Employee Directors
Our Board of Directors has established director stock ownership guidelines that encourage share ownership by our directors in an amount having a market value equal to three times the annual Board retainer to be achieved within five years of first being elected as a director. For fiscal 2023, the annual Board retainer was $65,000. In calculating share ownership of our non-employee directors, we include shares of restricted stock, restricted stock units and deferred restricted stock units issued pursuant to our 2009 Director Stock Plan, 2019 Director Stock Plan and phantom stock units issued pursuant to our Deferred Compensation Plan for Non-Employee Directors. Shares are valued based on the average closing price of our common stock for the most recently completed fiscal year. As of February 24, 2023, the last trading day of fiscal 2023, all of our non-employee directors exceeded our stock ownership guidelines.
Board Meetings and 2023 Annual Meeting of Shareholders
During fiscal 2023, our Board of Directors met six times and our non-employee directors met in executive session without our Chief Executive Officer or any other members of management being present at each meeting. Each of our directors attended at least 75% of the regularly scheduled and special meetings of our Board of Directors and our Committees on which they served that were held during the time they were a director during fiscal 2023.

All members of our Board of Directors are expected to attend our annual meeting of shareholders, and the members of our Board of Directors who continued to serve on our Board after our 2022 Annual Meeting of Shareholders attended such meeting via the virtual meeting platform.
Board Committee Responsibilities, Meetings and Membership
We currently have three standing Committees: Audit, Compensation, and Nominating and Corporate Governance. Each Committee operates under a written charter that is available on our website at www.apog.com by clicking on “Investors” and selecting “Governance” and then clicking on the applicable Board Committee. Each Committee member meets the applicable independence and experience requirements of the Nasdaq listing standards and the SEC for the Committees on which they serve. While our Committees are responsible for various aspects of our environmental, social and governance ("ESG") program, currently our full Board oversees the Company's strategies and material initiatives relating to corporate responsibility, including ESG matters and climate-related risk.

Board Committee	Responsibilities

AUDIT COMMITTEE
All Members Independent
This Committee has oversight responsibilities for our independent registered public accounting firm.
Messrs. L. Johnson, Heard and Pompa are “audit committee financial experts” under the rules of the SEC.

•Directly responsible for the appointment, compensation, retention, termination, evaluation and oversight of the work of, and ascertaining the independence of, the independent registered public accounting firm.
•Oversees our system of financial controls, internal audit procedures and internal audit function.
•Oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices.
•Assesses and establishes policies and procedures to manage our financial reporting and internal control risk.
•Establishes policies and procedures for the pre-approval of all services by our independent registered public accounting firm.
•Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

COMPENSATION COMMITTEE All Members Independent This Committee administers our executive compensation program. Each member is a “non-employee” director, as defined in the Exchange Act.
•Establishes our executive compensation philosophy and compensation programs that comply with this philosophy.
•Evaluates the Chief Executive Officer’s performance in light of approved goals and objectives and recommends to the Board for its approval the Chief Executive Officer’s compensation, including base salary, annual incentive compensation and long-term incentive compensation.
•Determines the compensation of our executive officers (other than the Chief Executive Officer) and other members of senior management.
•Responsible for annual assessment of the risk associated with our compensation programs, policies and practices.
•Administers our 2009 Stock Incentive Plan and 2019 Stock Incentive Plan in which our employees participate.
•Administers our annual cash and long-term incentive plans for executive officers and other members of senior management.
•Directly responsible for the appointment, compensation, retention and oversight of the independent compensation consultant.
•Reviews and reports to the Board on the Company's initiatives with respect to, and the risks associated with, human capital management matters, including diversity, equity and inclusion.

Board Committee	Responsibilities

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE All Members Independent This Committee identifies and evaluates Board candidates and oversees our corporate governance practices.
•Develops a Board succession plan and establishes and implements procedures to review the qualifications for membership on our Board of Directors, including nominees recommended by shareholders.
•Assesses our compliance with our Corporate Governance Guidelines.
•Reviews our organizational structure and senior management succession plans.
•Makes recommendations to our Board of Directors regarding the composition and responsibilities of our Committees and compensation for directors.
•Administers an annual performance review of our Committees, Board of Directors as a whole and our directors whose terms are expiring.
•Administers an annual review of the performance of our Chief Executive Officer, which includes soliciting assessments from all non-employee directors.
•Administers our 2009 Director Stock Plan, 2019 Director Stock Plan, Deferred Compensation Plan for Non-Employee Directors, and 2021 Deferred Compensation Plan for Non-Employee Directors in which our non-employee directors participate.

The table below provides current membership and fiscal 2023 meeting information for each of our Committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Christina M. Alvord	M		M
Frank G. Heard	M/FE		M
Lloyd E. Johnson	C/FE
Elizabeth M. Lilly	M	M
Donald A. Nolan	Ad hoc	Ad hoc	Ad hoc
Herbert K. Parker		M	C
Mark A. Pompa	M/FE	M
Patricia K. Wagner		C	M
Fiscal 2023 Meetings	7	5	4
C = Committee Chair  M = Committee Member  FE = Audit Committee Financial Expert
Risk Oversight by Our Board of Directors and Management
Committee Roles in Risk Management
Our Board of Directors oversees our enterprise risk management processes, focusing on our business, strategic, financial, operational, information technology, cybersecurity and overall enterprise risk. Our Board determined that oversight of our Company’s strategy and overall enterprise risk management program is more effective when performed by the full Board, utilizing the skills and experiences of all Board members. In addition, our Board of Directors executes its overall responsibility for risk management through its Committees as follows:
•Our Audit Committee has primary responsibility for risk management relating to the reliability of our financial reporting processes, system of internal controls and corporate compliance program. Our Audit Committee receives quarterly reports from management, our independent registered public accounting firm and internal audit partner regarding our financial reporting processes, internal controls and public filings. It also receives quarterly updates from management regarding Code of Conduct matters, litigation and legal claims, and other compliance matters.
•Our Compensation Committee, with assistance from its independent compensation consultant, oversees risk management associated with our compensation programs, policies and practices with respect to both executive compensation and compensation in general, and reviews human capital management matters including diversity, equity and inclusion.
•Our Nominating and Corporate Governance Committee oversees risk management associated with succession planning, non-employee director compensation, overall Board of Directors and Board Committee performance, and corporate governance practices.
Management's Role in Risk Management
The Company's Enterprise Risk Management committee, or ERM, assists us in achieving our business objectives by creating a systematic approach to anticipate, analyze and review material risks. The ERM committee meets with the Company's executives and senior leaders, and presents to the Board at least twice per year on the probability, potential impact and timeframe of impact of the identified risks.
Cybersecurity Risk Management
Our full Board oversees the Company’s cybersecurity risk management with regular reports to the Board both on cybersecurity risks facing the Company and the systems management has implemented to identify and manage those risks. At least twice per year, and more frequently if necessary, our Chief Information Officer updates our Board on the Company’s information technology and cyber risk profile and the steps taken by management to mitigate those risks. The Company employs external advisors to assist with cybersecurity risk assessments, including external network penetration testing, cyber event preparedness exercises, and with developing risk mitigation strategies.
We have a robust information technology and cybersecurity training program for our online employees, including mandatory computer-based training, ongoing employee testing to evaluate the effectiveness of our cybersecurity program and regular internal training and awareness communications. As part of our training program, we require our employees to complete an online cybersecurity awareness course each year. In addition, we have an ongoing phishing and social engineering awareness program that is designed to simulate real-world threats, and which provides prompt feedback to employees and management to identify employees who need additional training. We also maintain cybersecurity insurance of the types and amounts that we believe to be commercially prudent based on our risk profile.
Sustainability and Human Capital
At Apogee, our Core Values are the foundation of our culture, and they are reflected in our commitment to environmental sustainability and to developing our employees to their full potential.

Additional information related to our sustainability efforts, human capital management and environmental responsibility efforts is available on our website at www.apog.com by clicking “Sustainability.”
Sustainability Focus
As a leading provider of architectural products and services, we are committed to integrating sustainable business practices and environmental stewardship throughout our business. Our Company-wide commitment to sustainable business practices is focused on delivering long-term profitable growth, while carefully stewarding the resources entrusted to us and delivering products and services that address our customers’ increasing focus on energy efficiency and reducing their carbon footprint.
During fiscal 2023, we made significant progress to advance our sustainability efforts. We conducted a materiality assessment to help identify sustainability-related topics and issues that are most important to our business and stakeholders, both internal and external. The results from our materiality assessment, factors from our industry and business environment, as well as guidance from our Board of Directors, helped to shape our sustainability strategy.
Our Sustainability Strategy
The key areas of focus for Apogee's Sustainability Strategy are:
Environment
We understand our responsibility to protect the environment and be responsible stewards of the resources entrusted to us. Through our Apogee Management System ("AMS") we will continually focus on incorporating environmentally sustainable manufacturing processes, eliminating waste, and minimizing our resource consumption. To further our efforts, we are planning to calculate our Scope 1 and Scope 2 greenhouse gas emissions and are committed to disclosing our baseline greenhouse gas inventory in fiscal 2024. We have policies at each facility to ensure compliance with applicable environmental laws and regulations.
We are also sharing best practices across our locations, including waste reduction and recycling programs that will divert hundreds of tons of materials from the waste stream each year. Our facility and operations teams will continually seek innovative ways to reduce our environmental impact, including installing energy-efficient LED lighting, reducing resource consumption and waste, and utilizing reusable shipping containers.
Our People
At Apogee, we understand that our Company is only as strong as our people. We will continually focus on strengthening our team, ensuring we have the talent and skills across our organization to consistently deliver the innovative products, technical expertise, and dependable customer service that sets us apart. For additional information on our health, wellness, safety, and diversity, equity and inclusion initiatives see our "Human Capital Resources" section below.

We also strive to make a difference in the communities where we operate. Apogee has a long legacy of giving back to the communities where we do business through volunteerism, donations and financial support. We will continue to work to strengthen the communities where we operate by investing in our business and creating good jobs.
Governance
We recognize that sound oversight is critical to our ability to effectively plan and execute our long-term goals. As outlined in our Corporate Governance Guidelines, our Board of Directors, directly and through its Committees, has overall responsibility for the Company's risk oversight as well as corporate responsibility, including environmental, social, and governance matters and climate-related risk. The Board's Compensation Committee provides oversight of our human capital management matters, including diversity, equity and inclusion. The full Board of Directors is updated on our sustainability initiatives and strategy at least two times per year. We have established an internal Sustainability Committee that is comprised of a cross-functional group of leaders from our Human Resources, Legal, Operations, Procurement, and Investor Relations team. The Sustainability Committee regularly updates our executive leadership team.
Human Capital Resources
Our commitment to sustainability begins with our people. We will continually focus on strengthening our team to ensure that we have the capabilities in place to consistently deliver for our customers. Apogee has an enterprise-wide talent management program in place to hire, train, and develop a diverse team of employees and leaders. We are also committed to our employees’ safety and wellness, with a robust workplace safety program, comprehensive benefit packages, and wellness initiatives to promote healthy lifestyles.
Competition for qualified employees in the markets and industries in which we operate is intense, and the success of our Company depends on our ability to attract, select, develop and retain a productive and engaged workforce. Investing in our employees and their well-being, offering competitive compensation and benefits, promoting diversity and inclusion, and adopting positive human capital management practices are critical components of our corporate strategy.
Health, Wellness and Safety
The safety of our employees is integral to our Company. Providing a safe and secure work environment is one of our highest priorities and we devote significant time and resources to workplace safety. Our safety programs are designed to comply with stringent regulatory requirements and to meet or exceed best practices in our industry. This commitment requires focus and dedication to fundamental aspects of our business to minimize the risk of accidents, injury, and exposure to health hazards.
In fiscal 2023, we began an enterprise-wide health and safety program to build centralized oversight and actively share policies and procedures built from the best practices across our businesses. The Apogee Safety Council meets regularly to review facility-level performance, maintain policies, and provide short and long-term plans to meet our goal of achieving an accident incident rate of zero.
We will continue to utilize a safety culture assessment process along with safety compliance audits to monitor safety programs within our businesses. These annual assessments and audits provide suggestions for continuous improvement in safety programs and measure employee engagement. In addition, the programs encourage the development of a proactive, inter dependent safety culture in which leadership and employees interact to ensure safety is viewed as everyone’s responsibility. Each of our facilities has an emergency response and preparedness plan and procedure in place. Our executive leadership and Board of Directors are briefed regularly on our safety performance metrics.
We offer comprehensive health and wellness programs for our employees. In addition to standard health programs including medical insurance and preventive care, we have a variety of resources available to employees relating to physical and mental wellness. We also regularly conduct employee engagement surveys at each of our businesses, to hear directly from our employees on what we are doing well and where they may need additional support.

Diversity, Equity and Inclusion
Our diversity, equity and inclusion program promotes a workplace where each employee’s abilities are recognized, respected, and utilized to further the Company’s goals. Our aim is to create an environment where people feel included as a part of a team because of their diversity of outlooks, perspectives, and characteristics and have an equal opportunity to add value to our Company. We strive to create a culture of inclusion, reduce bias in our talent practices, and invest in and engage with our communities. We conduct diversity and Code of Conduct trainings with employees and managers annually to define our expectations on creating an inclusive and diverse workplace, where all individuals feel respected and part of a team regardless of their race, national origin, ethnicity, gender, age, religion, disability, sexual orientation or gender identity.
Talent Management and Development
Our talent management program is focused on developing employees and leaders to meet the Company’s evolving needs. Employees are able to track and manage their growth through a performance management system and managers actively engage with their employees to provide coaching and feedback, identify training and development opportunities to improve performance in the employee’s current role, and to position the employee for future growth. Training and development opportunities include new-hire training, job specific training, stretch assignments, and safety training. The Company also offers leadership development opportunities, such as our Apogee Leadership Program, along with technical training for engineers, designers and sales staff. In addition, the Company offers an education assistance program in which certain eligible employees receive tuition reimbursement to help defray the costs associated with their continuing education. Our executive leadership and Human Resources teams regularly conduct talent reviews and succession planning to assist with meeting critical talent and leadership needs.
Certain Relationships and Related Transactions
We have established written policies and procedures (the “Related Person Transactions Policy”) to assist us in reviewing transactions in excess of $120,000 involving our Company and our subsidiaries and Related Persons (“Related Persons Transactions”). A Related Person includes our Company’s directors, director nominees, executive officers and beneficial owners of 5% or more of our Company’s common stock and their respective Immediate Family Members (as defined in our Related Person Transactions Policy). Our Related Person Transactions Policy supplements our Code of Business Ethics and Conduct Conflict of Interest Policy, which applies to all of our employees and directors.
Our Related Person Transactions Policy requires any Related Person Transaction to be promptly reported to the Chair of our Nominating and Corporate Governance Committee. In approving, ratifying or rejecting a Related Person Transaction, our Nominating and Corporate Governance Committee will consider such information as it deems important to determine if the Related Person Transaction is fair to our Company. Our Conflict of Interest Policy requires our employees and directors to report to our General Counsel any potential conflict of interest situations involving any employee or director, or their Immediate Family Members. During fiscal 2023, there were no Related Party Transactions involving a Related Person, as defined in the policy.

Non-Employee Director Compensation
Non-Employee Director Compensation Arrangements During Fiscal 2023
We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of our shareholders.
Our Board of Directors approves the compensation for members of our Board of Directors and Committees based on the recommendations of our Nominating and Corporate Governance Committee. We target compensation for service on our Board of Directors and Committees generally at the 50th percentile for board service at companies in our peer group of companies, using the same peer group used for executive compensation purposes. Generally, our Nominating and Corporate Governance Committee reviews and discusses the compensation data and analysis provided by management with reference to a third-party compensation database. Our Chief Executive Officer participates in the discussions on compensation for members of our Board of Directors. Directors who are employees receive no additional compensation for serving on our Board of Directors.
The following table describes the compensation arrangements with our non-employee directors as of the end of fiscal 2023.

Compensation	Fiscal 2023
Annual Cash Retainers:
Independent Chair of the Board	$135,000
Board Member	65,000
Audit Committee Chair	30,000
Audit Committee Member	15,000
Compensation Committee Chair	25,000
Compensation Committee Member	10,000
Nominating and Corporate Governance Committee Chair	25,000
Nominating and Corporate Governance Committee Member	10,000
Annual Equity Grant Board of Directors Chair	135,000	(1)
Annual Equity Grant	105,000	(1)
Charitable Matching Contributions Program	$2,000 maximum aggregate annual match
_________________
(1)On June 22, 2022, we granted a restricted stock award of 3,565 shares to Mr. Nolan, having a value of approximately $135,000 on the date of grant, 2,773 shares to each other non-employee director having a value of approximately $105,000 on the date of grant. The awards vest over three years in equal annual installments on the anniversaries of the grant date. See “Fiscal 2023 Non-Employee Director Compensation Table” beginning on page 31 for additional details.
Annual Equity Awards
Annual equity awards to non-employee directors, which may be restricted stock or restricted stock units, are issued pursuant to our 2019 Director Stock Plan. Each non-employee director receives a prorated award on or about the date they are first elected to our Board and annually on or about the date of our annual meeting of shareholders if their term continues after such meeting. The dollar value of the award is determined by our Board of Directors in June of each year, after recommendation by our Nominating and Corporate Governance Committee and in consideration of various factors, including market data and trends. We target the equity-based compensation received by non-employee directors at approximately the 50th percentile of our peer group of companies. Equity awards generally vest in three equal annual installments over a three-year vesting period. Upon issuance of restricted stock, each holder is entitled to the rights of a shareholder, including the right to vote the shares of restricted stock. Generally, we issue restricted stock unit awards (instead of restricted stock awards) to our non-employee directors who are not residents of the United States. For awards made pursuant to our 2019 Director Stock Plan, dividends or other distributions (whether cash, stock or otherwise) will accrue during the vesting period and will be paid only upon vesting. Awards will be forfeited upon the termination of a director’s service, unless the director is terminated by the Company due to retirement, death or disability, in which case restricted stock will accelerate and vest. If a change-in-control (as defined in the 2019 Director Stock Plan) occurs, any award shall vest immediately.
Director Deferred Compensation Arrangements
Deferral of Equity Awards
In lieu of receiving a restricted stock award, non-employee directors have the option to receive a deferred restricted stock unit award, pursuant to the Restricted Stock Deferral Program adopted by our Board under our 2019 Director Stock Plan. By electing to receive a deferred restricted stock unit award, a director can defer receipt of all or a portion of any award. Each non-employee director who receives a deferred restricted stock unit award in lieu of an award receives a credit of shares of our common stock in an amount equal to the number of shares or units they would have received pursuant to the award. The account is also credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares or units credited to each account. Non-employee directors receiving a deferred restricted stock unit award may elect to receive the amounts credited to their account at a fixed date, at age 70, or following death or retirement from our Board of Directors. The deferred restricted stock unit awards and related accumulated dividends are paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This is an unfunded book-entry plan and no trust or other vehicle has been established to hold any shares of our common stock.
Deferral of Cash Retainers
Under our prior Deferred Compensation Plan for Non-Employee Directors, which was in effect through December 31, 2021, participants could elect to defer all or a portion of their annual cash retainer into deferred stock accounts. There was no Company match on amounts deferred by our non-employee directors under such plan. Each participating director received a credit of shares of our common stock in an amount equal to the amount of annual cash retainer deferred divided by the fair market value of one share of our common stock as of the crediting date. These accounts also were credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70, or following death or retirement from our Board of Directors. The deferred amounts are paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan, as no trust or other vehicle has been established to hold any shares of our common stock.
Effective as of January 1, 2022, non-employee directors could elect to defer all or a portion of their annual cash retainer into the 2021 Deferred Compensation Plan for Non-Employee Directors. Under this plan, we credit a participant’s plan account with earnings based on the participant’s investment allocation among a menu of hypothetical investment fund options. An Apogee common stock fund is not one of the investment options available under this plan. Participants may elect to receive the amounts credited to their accounts at a fixed date or following retirement from our Board of Directors. Like the prior plan, all amounts paid under this plan are paid from our general assets and are subject to the claims of our creditors. The material terms of this plan are otherwise comparable to those of the prior plan.
Charitable Matching Contributions Program for Non-Employee Directors
Under our Charitable Matching Contributions Program for Non-Employee Directors, we match cash or publicly-traded stock contributions made by our non-employee directors to approved charitable organizations that are exempt from federal income tax up to a maximum aggregate amount of $2,000 per eligible non-employee director per calendar year.

Fiscal 2023 Non-Employee Director Compensation Table
The following table shows the compensation paid to our non-employee directors for fiscal 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Christina M. Alvord	90,000	105,014	7,173	202,187
Frank G. Heard	90,000	105,014	0	195,014
Lloyd E. Johnson	95,000	105,014	16,021	216,035
Elizabeth M. Lilly	88,333	105,014	6,163	199,510
Donald A. Nolan	135,000	135,007	27,851	297,858
Herbert K. Parker	100,000	105,014	7,790	212,804
Mark A. Pompa	90,000	105,014	22,227	217,241
Patricia K. Wagner	96,667	105,014	5,579	207,260
___________________________
(1)Includes cash retainers, including any retainers deferred by non-employee directors under our 2021 Deferred Compensation Plan for Non-Employee Directors. During fiscal 2023, Messrs. Nolan and Pompa were our only non-employee directors to defer all or a portion of their annual cash retainer pursuant to our 2021 Deferred Compensation Plan for Non-Employee Directors.
(2)The amounts in this column are calculated based on the fair market value of our common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). On June 22, 2022, Mr. Nolan and each of our non-employee directors received a restricted stock award or restricted stock unit award or, if a director elected to defer receipt of all or a portion of their restricted stock award, a deferred restricted stock unit award, of 3,565 shares in the case of Mr. Nolan, and 2,773 shares to all other non-employee directors. The closing price of our common stock on the Nasdaq Global Select Market on June 22, 2022, the date of grant, was $37.87. The table below sets forth certain information with respect to the aggregate number of shares of unvested restricted stock, restricted stock units, and deferred restricted stock units, including shares from dividends credited to the account, held by our non-employee directors as of February 25, 2023, the last day of fiscal 2023.

Name	Aggregate Number of Shares of Restricted Stock (#)	Aggregate Number of Deferred Restricted Stock Units (#)	Aggregate Number of Restricted Stock Units (#)
Christina M. Alvord	3,454	2,802	0
Frank G. Heard	0	0	6,227
Lloyd E. Johnson	0	16,377	0
Elizabeth M. Lilly	6,227	0	0
Donald A. Nolan	1,814	30,005	0
Herbert K. Parker	6,227	0	0
Mark A. Pompa	0	25,565	0
Patricia K. Wagner	6,227	0	0
(3)This column includes dividends and dividend equivalents paid or accrued on shares of restricted stock and deferred restricted stock unit awards issued pursuant to our 2009 Director Stock Plan; dividends and dividend equivalents accrued on shares of restricted stock, restricted stock units and deferred restricted stock units, issued pursuant to our 2019 Director Stock Plan; dividend equivalents paid on phantom stock units issued pursuant to our Deferred Compensation Plan for Non-Employee Directors; and matching contributions pursuant to our Charitable Matching Contributions Program for Non-Employee Directors.

The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2023.

Name	Dividends Paid or Accrued on Shares of Restricted Stock ($)	Dividend Equivalents Paid or Accrued on Deferred Restricted Stock Units ($)	Dividend Equivalents Paid on Phantom Stock Units ($)	Matching Contributions under our Charitable Matching Contributions Program for Non- Employee Directors ($)	Total All Other Compen- sation ($)
Christina M. Alvord	3,777	1,896	—	1,500	7,173
Frank G. Heard	—	—	—	—	—
Lloyd E. Johnson	—	14,021	—	2,000	16,021
Elizabeth M. Lilly	5,663	—	—	500	6,163
Donald A. Nolan	1,832	17,168	8,851	—	27,851
Herbert K. Parker	5,790	—	—	2,000	7,790
Mark A. Pompa	—	13,824	8,403	—	22,227
Patricia K. Wagner	5,790	—	—	—	5,790

Executive Compensation
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section with management and the Committee’s independent compensation consultant. Based on its review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2023 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended February 25, 2023.
Compensation Committee of the
Board of Directors of Apogee
Patricia K. Wagner, Chair
Elizabeth M. Lilly
Herbert K. Parker
Mark A. Pompa
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes Apogee’s executive compensation program for fiscal 2023, and certain elements of the fiscal 2024 program. In particular, this section explains how our Compensation Committee (the “Committee”) made decisions related to compensation for our Named Executive Officers for fiscal 2023.
Our Named Executive Officers for fiscal 2023 were:
•Ty R. Silberhorn, Chief Executive Officer and President
•Mark R. Augdahl, Vice President, Finance and Interim Chief Financial Officer, effective August 1, 2022
•Curtis J. Dobler, Executive Vice President and Chief Human Resources Officer
•Brent C. Jewell, President, Architectural Framing Systems segment
•Nick C. Longman, President, Architectural Glass segment
•Nisheet Gupta, Former Executive Vice President and Chief Financial Officer, who left the Company effective August 1, 2022
Messrs. Dobler, Jewell, Longman and Gupta are collectively referred to as our “Other Named Executive Officers” in this Compensation Discussion and Analysis section.
Executive Summary
About Apogee. Our Company is a leading provider of architectural products and services for enclosing buildings, and high-performance glass and acrylic products used to protect, preserve and enhance the viewing of objects and displays. We have four reporting segments, with three of the segments serving the commercial construction market. In fiscal 2023, we had net revenue of approximately $1.44 billion.
Our Strategy.
In fiscal 2022, we conducted a holistic strategic review of our business and the markets we serve. This review included extensive input from customers and industry influencers, along with detailed competitive benchmarking. We analyzed our portfolio of products, services, and capabilities to identify the best areas for future growth. We also evaluated our operating model to ensure we have the organizational structure and capabilities needed to deliver consistent profitable growth. Through this work, we validated the Company’s strengths that we can leverage as we move forward. We also identified several challenges facing the Company and opportunities for improved performance.

ARCHITECTURAL FRAMING SYSTEMS

Designs, engineers, fabricates and finishes aluminum window, curtainwall, storefront and entrance systems

LARGE-SCALE OPTICAL

Manufactures high performance glazing products for the custom picture framing, museum and technical glass markets

Percentage of
FY23 net sales
of $1.44 billion

ARCHITECTURAL GLASS

A single-source resource for high- performance architectural glass products

ARCHITECTURAL SERVICES

One of the largest U.S. full-service building glass and curtainwall installation companies

Following this review, we established a new enterprise strategy, with three key elements:
1.Become the economic leader in our target markets. We will achieve this by developing a deep understanding of our target markets and aligning our businesses with clear go-to-market strategies to drive value for our customers through differentiated product and service offerings. We will also build a relentless focus on operational execution, driving productivity improvements, and maintaining a competitive cost structure, so that we may bring more value to our customers and improve our own profitability.
2.Actively manage our portfolio to drive higher margins and returns. We intend to shift our business mix toward higher operating margins offerings and improve our return on invested capital performance. We will accomplish this by allocating resources to grow our top performing businesses, actively addressing underperforming businesses, and investing to add new differentiated product and service offerings to accelerate our growth.
3.Strengthen our core capabilities. We are shifting from our historical, decentralized operating model, to one with center-led functional expertise that enables us to leverage the scale of the enterprise to better support the needs of the business. We are establishing a Company-wide operating system with common tools and processes that are based on the foundation of Lean and Continuous Improvement. This will be supported by a robust talent management program and a commitment to strong governance to ensure compliance and drive sustainable performance.
We plan to continue to execute this strategy over the next several years. To measure our progress, we have established three consolidated enterprise financial targets, which we expect to achieve by the end of fiscal 2025:
•Return on Invested Capital (“ROIC”) greater than 12 percent;

•operating margin greater than 10 percent; and
•revenue growth greater than 1.2 times the overall non-residential construction market.
In fiscal 2023, we made significant progress toward these financial targets through the execution of our strategy. We advanced our Lean and Continuous Improvement initiatives, which resulted in meaningful productivity improvements, particularly in Architectural Glass. We increased our focus on differentiated products and services, and effectively managed pricing to share in the value we delivered for our customers. We integrated the Sotawall business into the Architectural Services segment, in order to create a single, unified offering for larger custom curtainwall projects. We advanced several initiatives to strengthen our core capabilities, driving the standardization of key business processes and systems. We also relaunched our talent development and leadership training programs and added key talent across the organization.
Use of Non-GAAP Financial Measures
The following measures are not calculated in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported financial results of the Company in accordance with GAAP. Other companies may calculate these measures differently from us, thereby limiting the usefulness of the measures for comparison with others.
ROIC is a non-GAAP financial measure that we define as operating income (adjusted for certain items that are unusual in nature or whose fluctuations from period to period do not necessarily correspond to changes in the operations of the company) after tax, divided by average invested capital. We believe this measure is useful in understanding operational performance and capital allocation over time.
Adjusted EBIT is a non-GAAP financial measure that we define as operating income plus other non-operating income (expense) (adjusted for certain items that are unusual in nature or whose fluctuations from period to period do not necessarily correspond to changes in the operations of the company). We believe this measure is useful in understanding operational profitability over time.

Our Fiscal 2023 Performance. In fiscal 2023, we continued to execute our new strategic direction focusing on three pillars: working to become the economic leader in our target markets; actively managing our portfolio; and strengthening our core capabilities.

Summary of Fiscal 2023 Financial Results

Net Sales	•We had revenue of $1.44 billion compared to $1.31 billion in fiscal 2022, an increase of 9.6%.

Earnings	•We had earnings per diluted share of $4.64 compared to $0.14 in fiscal 2022.

Financial Performance
•Company operating income was $125.8 million compared to $22.0 million in fiscal 2022.
•Architectural Framing Systems operating income was $81.9 million compared to $38.1 million in fiscal 2022.
•Architectural Glass operating income was $28.6 million compared to $1.8 million in fiscal 2022.
•Company operating margin was 8.7% compared to operating margin of 1.7% in fiscal 2022.
•Net cash provided by Company operating activities in fiscal 2023 was $102.7 million, compared to $100.5 million in fiscal 2022.

Shareholder Return
•We repurchased 1,571,139 shares of our common stock during fiscal 2023 at a total cost of $74.3 million.
•We paid dividends totaling $19.7 million during fiscal 2023 and increased our quarterly cash dividend 9% to $0.24 per share during the fourth quarter of fiscal 2023, our tenth consecutive year with a dividend increase.
•We delivered annualized total shareholder return (TSR) of 2.87%, 2.99% and 7.48% over the past one-year, five-years and ten-years, respectively.

Executive Compensation Philosophy and Practices. Our compensation programs are designed to attract, motivate and retain executive talent to achieve success in both the short-term and long-term for our Company; pay for sustainable performance in an ever-changing environment; and align the interests of our executive officers with our shareholders. We continue to refine our executive compensation program to reflect changes in our business strategy and evolving executive compensation practices.

Our Executive Compensation Practices: (What We Do)	Beginning on Page	Executive Compensation Practices We Have Not Implemented or Have Discontinued: (What We Don’t Do)	Beginning on Page

We seek alignment of pay and performance each year. A significant portion of our compensation program is performance-based through the use of our short-term and long-term incentive plans.	38	Other than an employment agreement with Mr. Silberhorn and an offer letter with Mr. Gupta when they were hired, we do not have employment contracts for our Named Executive Officers.	48
We review “tally sheets” and realizable pay and performance for our Named Executive Officers and use that information as a factor in making compensation decisions.	41	We do not pay annual incentive compensation if our Company is not profitable for the year.	43
We mitigate undue compensation risk by utilizing caps on potential payments, multiple financial performance metrics, and different metrics for our annual cash incentives and long-term performance awards, as well as having robust Board and Board Committee processes to identify and manage risk.	51	We do not believe any of our Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on our Company.	51
We have change-in-control severance agreements with all of our Named Executive Officers that provide benefits only upon a “double trigger.”	63	We do not provide for excise tax “gross-ups” or “single triggers” in our change-in-control severance agreements.	63
We have adopted share ownership guidelines, and we review compliance annually.	50	We do not reprice underwater stock options or stock appreciation rights.
We evaluate share utilization by annually reviewing overhang and burn rates.	42	We do not pay dividends during the restricted periods on unvested equity awards made pursuant to our 2019 Stock Incentive Plan.	47
The Committee benefits from its utilization of a compensation consulting firm that fully meets the stringent independence requirements under the final rules of the Dodd-Frank Act.	41	The Compensation Committee affirmatively concludes that its compensation consultant is independent on an annual basis.	41
We have a clawback policy that applies to our Named Executive Officers and certain other executives, which will be updated once the related Nasdaq listing standards have been adopted.	50	We do not provide tax reimbursement or tax “gross-ups” on any perquisites.	48
We have an anti-hedging policy that prohibits all employees and directors from engaging in hedging transactions in our Company’s securities and an anti-pledging policy that prohibits executive officers and directors from pledging our shares as collateral for indebtedness.	50

Our Executive Compensation Program. Total compensation for our executive officers includes a mix of short-term and long-term incentive compensation, and fixed and performance-based compensation. The charts below illustrate the fiscal 2023 target mix of short-term and long-term incentives, and fixed and performance-based compensation, for Mr. Silberhorn and our Other Named Executive Officers. This information is used by the Committee as a guideline in making compensation awards for our Named Executive Officers.

Fiscal 2023 Target Compensation Mix Chief Executive Officer

Short Term 44%	22%	Salary

	22%	Annual Cash Incentive at Target

Long Term 56%	22%	Restricted Stock Award

	34%	Performance Awards

Fiscal 2023 Target Compensation Mix Average - Other Named Executive Officers

Short Term 56%	34%	Base Salary

	22%	Annual Cash Incentive at Target

Long Term 44%	22%	Restricted Stock Award

	22%	Performance Awards

The Role of Shareholder Vote on Say on Pay Proposal. Our Company provides our shareholders with the opportunity to cast an advisory vote on our Say on Pay Proposal annually. At our Company’s 2022 Annual Meeting of Shareholders held on June 22, 2022, 95.65% of the votes cast on the Say on Pay Proposal were voted in favor of ratification of the proposal. The Committee did not make any changes to its programs in response to this vote. The Committee will consider the outcome of our Company’s Say on Pay Proposal when making future compensation decisions.
Highlights of Fiscal 2023 Compensation Actions. The following section highlights the Committee’s key compensation decisions for fiscal 2023. These decisions were made after the Committee reviewed compensation data provided by its independent compensation consultant.
•Base Salaries. For fiscal 2023, Mr. Silberhorn, our Chief Executive Officer received a base salary increase of 5.0%. Among our Other Named Executive Officers, Messrs. Dobler, Jewell and Gupta received base salary increases ranging from 1.43% to 2.54%, and Mr. Longman received an increase of 6.75%. See "Fiscal 2023 Individual Compensation Actions" beginning on page 42 for a discussion of factors considering in establishing base salaries and subsequent increases.
•Annual Cash Incentive Payouts. Our annual cash incentive awards are designed to reward achievement of financial goals established in our annual operating plan. For Messrs. Silberhorn and Dobler, the fiscal 2023 annual cash incentive paid out at 196.64% of target and for Messrs. Jewell and Longman the fiscal 2023 annual cash incentive paid out at 200.00% and 179.12% of target, respectively. Because of Mr. Gupta's departure from the Company effective August 1, 2022, he received no payout of the annual cash incentive. See “Fiscal 2023 Annual Cash Incentive Payouts” on page 44 for a discussion of the metrics, goals and amounts paid to our Named Executive Officers for our annual cash incentive awards in fiscal 2023.
•Long-Term Incentive Awards. Our long-term incentive program for Messrs. Dobler, Jewell, Longman and Gupta is comprised of: (i) 50% time-based restricted stock awards that vest ratably over three years; and (ii) 50% performance awards with a three-year performance period, which settle 50% in cash and 50% in stock and are paid out based on the Company’s three-year average ROIC during the performance period. Mr. Silberhorn’s long-term incentive award in fiscal 2023, consisted of 40% time-based restricted stock and 60% as a performance award pursuant to the terms of his employment agreement. In fiscal 2023, Mr. Silberhorn received a restricted stock award valued at $839,991 and a performance award with a target payout of $1,259,993 and Messrs. Dobler, Jewell, Longman and Gupta received stock awards with values ranging from $230,036 to $399,740 and performance awards with target payouts ranging from $241,809 to $399,769. Because of Mr. Gupta's August 1, 2022 departure, his fiscal 2023 awards were forfeited in their entirety. See "Long-Term Incentive Compensation" beginning on page 46 for additional information about our long-term incentive program and fiscal 2023 awards.
•Mr. Augdahl, our Interim Chief Financial Officer, did not participate in our executive compensation program. He received a base salary increase of 3.05% for fiscal 2023, an annual cash incentive payout of $193,453, and a long-term incentive award of time-based restricted stock with a grant date fair value of $54,075 consistent with the terms of the compensation program for his Vice President, Finance position that he held before becoming Interim Chief Financial Officer. In consideration for his service as our Interim Chief Financial Officer for the period from August 1, 2022 through April 27, 2023, Mr. Augdahl received a cash bonus of $250,000 and a restricted stock award with a grant date fair value of $150,020 after the end of fiscal 2023. The restricted stock award vests over three years in equal annual installments on the anniversaries of the grant date. These awards adjusted Mr. Augdahl's total compensation so that it would be competitive with a chief financial officer's total compensation but prorated for his partial year of service in that position.

Overview of Primary Compensation Elements
The table below provides an overview of the three primary compensation elements of our executive compensation program in fiscal 2023.

Compensation Element	Objective	How Determined	Market Positioning(1)	How Impacted by Performance
Base Salary and Benefits	Attract and retain executive officers through competitive pay and benefit programs.	Individual performance, experience, tenure, competitive market data and trends, internal equity and executive potential.	Targeted to be around the 50th percentile of base salary and benefits for comparable roles at peers.	Adjusted based on factors including individual performance.
Annual Cash Incentive Compensation (Short-Term Incentive)	Create an incentive for the achievement of pre-defined annual Company financial performance results.	A percentage of base salary based on competitive market data and trends, and internal equity. For actual bonus payouts – performance against pre-established criteria in our annual cash incentive plan.	Targeted to be slightly below the 50th percentile for total cash compensation.	Payout dependent on achievement of one-year Company financial performance goals.
Long-Term Incentive Compensation(2) •Restricted Stock (50%); and •Performance Awards (50%)	Align the interests of executives with shareholders and focus executives on achieving long-term sustained performance, entrepreneurship and delivery of quality products and services, while creating appropriate retention incentives through the use of multi-year vesting schedules.	Individual performance, company performance, market data and trends, internal equity and executive potential. New hire, promotion and special awards. Internal equity and market data and trends.	Targeted generally to be at or slightly above the 50th percentile for target performance.	Performance that increases our stock price increases the value of the restricted stock awards and the stock settled portion of the performance awards.
___________________________
(1)Actual pay levels may be above or below the targeted level depending on actual performance.
(2)In fiscal 2023, Mr. Silberhorn’s long-term incentive awards consisted of 40% time-based restricted stock and 60% as a performance award.
Compensation Process
Our compensation program is evaluated annually taking into consideration changes to our business strategy and annual operating plan, the economy and our competitive marketplace, a robust strategic goal setting process, and evolving executive compensation practices.
During the first quarter of each fiscal year, the performance of each of our Named Executive Officers is evaluated based on a subjective assessment of (i) their executive leadership; (ii) enterprise competencies; and (iii) achievement of agreed-upon individual business objectives for the just-completed fiscal year. The annual performance evaluation of our Chief Executive Officer is administered by our Nominating and Corporate Governance Committee, with all non-employee directors participating in the performance evaluation, and the results of the Chief Executive Officer’s annual performance evaluation is reviewed by the Committee and our full Board. Our Chief Executive Officer conducts or participates in the annual performance evaluation of our Other Named Executive Officers and reviews the results with members of the Committee.

In establishing the elements and levels of compensation for a fiscal year, the Committee considers the annual performance evaluations of our Named Executive Officers and reviews its compensation consultant’s independent analyses of compensation based on comparable positions, using both published survey sources and company peer group data to determine our competitive positioning relative to the market. Our Chief Executive Officer makes recommendations to the Committee on compensation for our Other Named Executive Officers, but does not participate in the determination of his own compensation. Though Mr. Augdahl does not participate in the executive compensation program, our Chief Executive Officer recommended, and the Committee reviewed and approved, the cash bonus and restricted stock award granted to him in consideration for his service as Interim Chief Financial Officer.
The Committee continuously monitors our compensation programs and annually reviews a compensation “tally sheet,” which lists total direct compensation (base salary, annual cash incentive compensation, and long-term incentive awards), perquisites, other elements of executive compensation, broad-based employee benefits and wealth accumulation through our Company equity and retirement plans for our Named Executive Officers; however, the compensation tally sheets are not used to make actual pay decisions. The Committee assesses historical pay and performance to ensure continued alignment of our compensation programs.
Consulting Assistance, Peer Group and Competitive Market
Compensation Consultant Independence. The Compensation Committee has the authority to retain independent compensation consultants to provide counsel and advice regarding compensation levels for our executive officers and related matters. The Committee retained the services of Willis Tower Watson (“WTW”) for fiscal 2023. The compensation consultant reports directly to the Committee, and the Committee can replace the compensation consultant or hire additional consultants at any time. During fiscal 2023, WTW attended each Committee meeting in person or by video conference, including executive sessions as requested, and consulted with the Chair of the Committee between meetings.
As required under the Dodd-Frank Act, the Committee has analyzed whether the work of WTW, as its compensation consultant, raises any conflict of interest, taking into consideration the following factors under the Nasdaq listing rules: (i) WTW does not provide any other services to our Company, except that WTW provided brokerage services for the Company’s property insurance and surety bonds in exchange for fees less than $120,000 in fiscal 2023; (ii) the amount of fees from our Company paid to WTW is less than 1% of WTW’s total revenue; (iii) WTW’s policies and procedures are designed to ensure independence; (iv) neither WTW, nor any member of its consulting team, has any business or personal relationship with any executive officer of our Company, and no member of their consulting team has any business or personal relationship with any member of the Committee; and (v) neither WTW, nor any member of its consulting team, owns any stock of our Company.
The Committee has determined, based on its analysis of the above factors, that WTW is independent of our Company and the work of WTW (and the individual compensation advisors employed by WTW) as compensation consultants to the Committee, and the additional services provided by WTW, have not created a conflict of interest. The Committee will continue to annually monitor the independence of its compensation consultant.
Peer Group. The selection criteria identified for determining and reviewing our Company’s peer group generally include:
•Companies with revenue within a similar range (0.33 to 3.0 multiple).
•Companies with market capitalization within a similar range (0.33 to 3.0 multiple).
•Companies with market capitalization to revenue ratio of 0.5 or greater.
•Companies in the same or similar industries.

•Companies with business model similarity, which may include the following:
–Coatings for special purposes (e.g., protective, UV, etc.);
–Construction materials, primarily for commercial or industrial applications;
–Specialized/customized product lines;
–Heavy-duty manufacturing operations and project-directed manufacturing; and
–Project-based businesses.
•Companies in the same geographic location (to a lesser degree).
•Companies included in the prior-year peer group, to help ensure year-over-year consistency (where appropriate).
Based on the foregoing selection criteria, Aegion Corporation and BMC Stock Holdings, Inc. were replaced by Armstrong World Industries, Inc. and PGT Innovations, Inc. for fiscal 2023. The following 15 firms served as the Company’s peer group for fiscal 2023.

•American Woodmark Corporation	•H.B. Fuller Company
•Armstrong World Industries, Inc.	•LCI Industries
•AZZ Inc.	•Masonite International Corporation
•Eagle Materials Inc.	•PGT Innovations, Inc.
•EnPro Industries, Inc.	•Quaker Chemical Corporation
•Gibraltar Industries, Inc.	•Quanex Building Products Corporation
•Graco Inc.	•Tennant Company
•Griffon Corporation
Competitive Market. The Committee relies on its independent compensation consultant to help define the appropriate competitive market using a combination of the peer group companies and compensation surveys that contain market compensation information for similarly-sized organizations. The information on the competitive market is used by the Committee:
•As an input in designing our compensation plans and philosophy;
•As an input in assessing and developing base salary adjustments, annual cash incentive targets and long-term incentive ranges;
•To benchmark the form and mix of long-term incentive awards;
•To assess the competitiveness of total direct compensation awarded to our Named Executive Officers and certain of our other executives; and
•To benchmark dilution and overhang levels (dilutive impact on our shareholders of equity compensation) and annual burn rate (the aggregate shares awarded as a percentage of total outstanding shares).
Fiscal 2023 Individual Compensation Actions
Base Salary. Base salary reflects a fixed portion of the overall compensation package and is the base amount from which certain other compensation elements are determined. In making salary adjustments, the Committee considers the executive’s base salary relative to the market, our compensation philosophy and other factors, such as individual performance against business plans, leadership, initiatives, experience, knowledge and job criticality. For fiscal 2023, our Chief Executive Officer received a base salary increase of 5.00%. Messrs.

Augdahl, Dobler, Jewell and Gupta received base salary increases ranging from 1.43% to 3.05%, and Mr. Longman received an increase of 6.75%.
Below is information on the base salaries of our Named Executive Officers for fiscal 2023.

Base Salary
Name	Fiscal 2023 Base Salary ($)	Percent Increase in Fiscal 2023 vs 2022 (%)
Ty R. Silberhorn	840,000	5.00
Mark R. Augdahl	278,500	3.05
Curtis J. Dobler	403,000	2.54
Brent C. Jewell	426,000	1.43
Nick C. Longman	427,000	6.75
Nisheet Gupta	533,000	2.50
Annual Cash Incentive Compensation. Annual cash incentive awards create an incentive for achievement of annual financial performance results. These results are measured against objective financial goals set forth in the annual operating plan approved by our Board of Directors.
The awards may be earned below or above target based on the achievement of one or more additional predetermined, objective performance goals based on the annual operating plan approved by our Board of Directors. At least one of the predetermined, objective performance goals must be met at the threshold level in order for any annual cash incentive to be paid to an executive. In addition, if our Company is not profitable, no annual cash incentives will be paid even if the other goals are at or above threshold.
Generally, if actual results are below threshold performance level for all performance goals or the Company is not profitable, the payout will be zero. If the threshold performance level for one or more, but not all, performance goals is achieved, less than 50% of the target award will be earned based on the weighting allocated to that specific performance goal. If the threshold performance level for all performance goals is achieved, 50% of the target award will be earned; if target performance level for all performance goals is achieved, 100% of the target award will be earned; and if maximum performance level for all performance goals is achieved, 200% of the target award will be earned. For any performance between these levels, awards will be interpolated. Mr. Augdahl, who does not participate in the executive compensation program, has two predetermined, objective performance goals and one goal based on achievement of personal goals. The Architectural Glass ("Glass") segment Adjusted EBIT performance goal must be met at the threshold level for the Glass Net Sales performance goal to be eligible to be earned. If maximum performance level for all goals is achieved, Mr. Augdahl will earn 150% of the target award.

Fiscal 2023 Annual Cash Incentive Payouts. The tables below set forth certain information with respect to the fiscal 2023 annual cash incentive award payout ranges as a percentage of the fiscal 2023 salary for our Named Executive Officers.

Fiscal 2023 Annual Cash Incentive Compensation Ranges
Name	Threshold Payout as a Percentage of Fiscal 2023 Salary (%)(1)	Target Payout as a Percentage of Fiscal 2023 Salary (%)(2)	Maximum Payout as a Percentage of Fiscal 2023 Salary (%)(3)
Ty R. Silberhorn	12.50	100	200
Mark R. Augdahl	9.38	50	75
Curtis J. Dobler	7.50	60	120
Brent C. Jewell	7.50	60	120
Nick C. Longman	7.50	60	120
Nisheet Gupta	9.38	75	150
___________________________
(1)Assumes threshold performance level is achieved for only the performance goal with the lowest weighting and is not achieved for any other performance goals. If actual results are below threshold performance level for all performance goals or the Company is not profitable, the payout will be zero.
(2)Assumes target performance level is achieved for all performance goals.
(3)Assumes maximum performance level is achieved or exceeded for all performance goals.
The following table outlines the performance goals, weighting and performance levels and actual performance achievement for the fiscal 2023 performance cycle for all Named Executive Officers except for Messrs. Augdahl, Jewell and Longman whose goals for serving as segment leaders are shown in the tables below this one. Because of Mr. Gupta's departure from the Company on August 1, 2022, he received no payout of the annual cash incentive.

Fiscal 2023 Annual Cash Incentive Performance Levels and Actual Performance – Messrs. Silberhorn and Dobler
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Apogee Net Sales	25	1,300.000	1,380.840	1,450.000	1,440.696	186.55
Apogee Adjusted EBIT	75	84.000	106.448	123.000	124.281	200.00
The following table outlines the performance metrics, weighting and performance levels and actual performance achievement for the fiscal 2023 performance cycle for Mr. Augdahl whose annual cash incentive is based on performance goals for the Glass segment.

Fiscal 2023 Annual Cash Incentive Performance Levels and Actual Performance – Mr. Augdahl
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Glass Net Sales	12.5	298.000	313.900	330.000	316.554	108.24
Glass Adjusted EBIT	37.5	12.900	16.200	19.100	28.562	150.00
Personal Goals	50.0	—	—	—	—	139.56
The following table outlines the performance metrics, weighting and performance levels and actual performance achievement for the fiscal 2023 performance cycle for Mr. Jewell whose annual cash incentive is based on a combination of corporate performance goals and performance goals for the Architectural Framing Systems (“AFS”) segment.

Fiscal 2023 Annual Cash Incentive Performance Levels and Actual Performance – Mr. Jewell
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Apogee Adjusted EBIT	25	84.000	106.448	123.000	124.281	200.00
AFS Net Sales	25	560.000	593.981	625.000	649.778	200.00
AFS Adjusted EBIT	50	42.000	51.436	61.000	81.875	200.00
The following table outlines the performance metrics, weighting and performance levels and actual performance achievement for the fiscal 2023 performance cycle for Mr. Longman whose annual cash incentive is based on a combination of corporate performance goals and performance goals for the Glass segment.

Fiscal 2023 Annual Cash Incentive Performance Levels and Actual Performance – Mr. Longman
Performance Goal	Weighting (%)	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual Performance ($ in millions)	Percentage Performance Achieved (%)
Apogee Adjusted EBIT	25	84.000	106.448	123.000	124.281	200.00
Glass Net Sales	25	298.000	313.900	330.000	316.554	116.49
Glass Adjusted EBIT	50	12.900	16.200	19.100	28.562	200.00

The following table sets forth certain information with respect to the fiscal 2023 annual cash incentive compensation payouts for each of our Named Executive Officers.

	Fiscal 2023 Annual Cash Incentive Payouts
	Performance Goals		Target Payout Opportunity		Actual Payout
Name	Metric	Weighting (%)	Percent of Fiscal 2023 Salary (%)	Amount ($)	Percent of Target (%)	Formula Payout Amount ($)	Percent of Fiscal 2023 Salary (%)
Ty R. Silberhorn	Apogee Net Sales	25.0	25.00	210,000	186.55	391,776	46.64
	Apogee Adjusted EBIT	75.0	75.00	630,000	200.00	1,260,000	150.00
		100.0	100.00	840,000	196.64	1,651,776	196.64
Mark R. Augdahl	Glass Net Sales	12.5	6.22	17,327	108.24	18,755	6.73
	Glass Adjusted EBIT	37.5	18.66	51,981	150.00	77,972	28.00
	Personal Goals	50.0	24.89	69,308	139.56	96,726	34.73
		100.0	49.77	138,616	139.56	193,453	69.46
Curtis J. Dobler	Apogee Net Sales	25.0	15.00	60,450	186.55	112,776	27.98
	Apogee Adjusted EBIT	75.0	45.00	181,350	200.00	362,700	90.00
		100.0	60.00	241,800	196.64	475,476	117.98
Brent C. Jewell	Apogee Adjusted EBIT	25.0	15.00	63,900	200.00	127,800	30.00
	AFS Net Sales	25.0	15.00	63,900	200.00	127,800	30.00
	AFS Adjusted EBIT	50.0	30.00	127,800	200.00	255,600	60.00
		100.0	60.00	255,600	200.00	511,200	120.00
Nick C. Longman	Apogee Adjusted EBIT	25.0	15.00	64,050	200.00	128,100	30.00
	Glass Net Sales	25.0	15.00	64,050	116.49	74,605	17.47
	Glass Adjusted EBIT	50.0	30.00	128,100	200.00	256,200	60.00
		100.0	60.00	256,200	179.12	458,905	107.47
Nisheet Gupta	Apogee Net Sales	25.0	18.75	99,938	—	—	—
	Apogee Adjusted EBIT	75.0	56.25	299,812	—	—	—
		100.0	75.00	399,750	—	—	—

Adjusted EBIT is a non-GAAP measure which is further defined on page 85, and reconciled to GAAP operating income in Appendix A to this Proxy Statement.
Long-Term Incentive Compensation. Our long-term incentive program is designed to align the interests of executives with shareholders and to focus executives on the achievement of long-term sustained performance, entrepreneurship, and delivery of quality products and services, while creating appropriate retention incentives through the use of multi-year vesting schedules.
In fiscal 2023, our long-term incentive program for our Named Executive Officers (other than Messrs. Silberhorn and Augdahl) was comprised of 50% time-based restricted stock awards and 50% performance awards with a three-year performance period, each described in more detail below. Mr. Silberhorn’s long-term incentive award in fiscal 2023 consisted of 40% time-based restricted stock and 60% as a performance award. Because Mr. Augdahl does not participate in the executive compensation program, the terms of his long-term incentive award in fiscal 2023 were consistent with the compensation program for his Vice President, Finance position held before becoming Interim Chief Financial Officer and consisted of time-based restricted stock with a grant date fair value of $54,075. In consideration for his service as Interim Chief Financial Officer for the period from August 1, 2022 through April 27, 2023, Mr. Augdahl received an additional time-based restricted stock award with a grant date fair value of $150,020 after the end of fiscal 2023. The award was granted under the 2019 Stock Incentive Plan and vests over three years in equal annual installments on the anniversaries of the grant date.
Restricted Stock Awards. Each year, the Committee approves a restricted stock award for each executive with a preliminary target fixed dollar value based on a percentage of base salary, after reviewing long-term incentives for comparable roles at peer companies, based on data provided by the independent compensation consultant. For our Chief Executive Officer, the Committee determines the award’s value after considering the results of our Chief Executive Officer’s most recent annual performance evaluation. For our Other Named Executive Officers, our Chief Executive Officer recommends to the Committee increases or decreases in the award’s value based on the executive’s contributions to the Company’s performance, future leadership potential, and subjective evaluation of their individual performance for the just completed fiscal year.
Restricted stock awards are granted under the 2019 Stock Incentive Plan, and they generally vest in three equal annual installments commencing on April 30 of the year following the date of the award. Upon issuance of the restricted stock, each holder is entitled to the rights of a shareholder, including the right to vote the shares of restricted stock. Restricted stock awards issued pursuant to the 2019 Stock Incentive Plan accrue dividends and other distributions during the vesting period, which will be paid only if the restricted stock vests. The following table summarizes the restricted stock awards granted to each of the Named Executive Officers in fiscal 2023.

Fiscal 2023 Restricted Stock Awards
Name	Restricted Stock Awarded (#)	Value of Award ($)(1)	Percentage of Fiscal 2023 Salary (%)	Grant Price ($)(2)
Ty R. Silberhorn	17,540	839,991	100.00	47.89
Mark R. Augdahl	1,173	54,075	19.42	46.10
Curtis J. Dobler	5,172	253,893	63.00	49.09
Brent C. Jewell	4,686	230,036	54.00	49.09
Nick C. Longman	5,480	269,013	63.00	49.09
Nisheet Gupta(3)	8,143	399,740	75.00	49.09
___________________________
(1)The value of the award was calculated by multiplying the number of shares of restricted stock awarded by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. The awards were made on April 20, 2022 for Messrs. Dobler, Jewell, Longman and Gupta; April 21, 2022 for Mr. Silberhorn; and April 22, 2022 for Mr. Augdahl.
(2)The closing price of our common stock on the Nasdaq Global Select Market on the date of grant.
(3)Because of Mr. Gupta's August 1, 2022 departure, his fiscal 2023 restricted stock award was forfeited in its entirety.
Performance Awards. During fiscal 2022, our Compensation Committee adopted a new long-term incentive plan for our executive officers, including Messrs. Silberhorn, Dobler, Jewell, Longman and Gupta, which includes performance awards with a three-year performance period. The Compensation Committee intends to issue performance awards annually, with a new, overlapping three-year performance period beginning with each fiscal year’s award. The Compensation Committee adopted the three-year performance awards to replace the two-year end-to-end awards that the Company historically issued (other than in fiscal 2021, when the Compensation Committee awarded stock options because the Compensation Committee did not believe it could establish effective long-term financial performance goals due to the uncertainty created by the COVID-19 pandemic) to better align the Company’s long-term incentive plan with market practice and the Company’s strategic plan and financial performance goals.
The Committee awarded performance awards with a three-year performance period of fiscal 2023 – 2025 on April 20, 2022 to Messrs. Dobler, Jewell, Longman and Gupta; and on April 21, 2022 to Mr. Silberhorn. All performance awards were granted under the 2019 Stock Incentive Plan. The performance metric for the awards is average ROIC over the three-year performance period, with a target average ROIC of 13.27%. The performance awards will settle 50% in cash and 50% in stock. The following table sets forth payout ranges as a percentage of salary at threshold, target and maximum performance with respect to our fiscal 2023 – 2025 performance awards.

Fiscal 2023 – 2025 Performance Award Payout Ranges(1)
	Threshold Payment(2)		Target Payout(3)		Maximum Payout(4)
Name	Award Amount ($)	As a Percentage of Fiscal 2023 Salary (%)	Award Amount ($)	As a Percentage of Fiscal 2023 Salary (%)	Award Amount ($)	As a Percentage of Fiscal 2023 Salary (%)
Ty R. Silberhorn	630,020	75.00	1,259,993	150.00	2,519,986	300.00
Mark R. Augdahl	—	—	—	—	—	—
Curtis J. Dobler	120,929	30.00	241,809	60.00	483,617	120.00
Brent C. Jewell	127,815	30.00	255,581	60.00	511,163	120.00
Nick C. Longman	128,112	30.00	256,176	60.00	512,352	120.00
Nisheet Gupta(5)	199,885	37.50	399,769	75.00	799,539	150.00
___________________________
(1)All award amounts reflected in the table are for the performance period of fiscal 2023 through 2025. The value of the stock awards reflects the number of shares granted at the performance level multiplied by the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of grant.
(2)Assumes threshold performance level is achieved for the performance goal.
(3)Assumes target performance level is achieved for the performance goal.
(4)Assumes maximum performance level is achieved for the performance goal.
(5)Because of Mr. Gupta's August 1, 2022 departure, he will receive no payout.
Dividends or other distributions (whether cash, stock or otherwise) with respect to the performance share units will accrue during the three-year performance period and will be paid only on the shares earned at the end of the performance period when shares are issued.
Other Benefit Programs. Our executive officers receive the same health and welfare benefits as those offered to all other full-time employees, with the exception of enhanced long-term disability benefits being offered to our executive officers.
Additionally, our executive officers may participate in our voluntary non-qualified deferred compensation plan, as described under the heading “Non-Qualified Deferred Compensation” beginning on page 59.
We have entered into change-in-control severance agreements with each of our Named Executive Officers. See “Change-in-Control Severance Agreements” beginning on page 63 and “Payments Upon Termination and Change-in-Control” beginning on page 64 for more information on these arrangements.
In order to maintain market-competitive benefits and to encourage our Named Executive Officers to focus on their roles at the Company, we provide a limited number of perquisites, including the reimbursement of financial and estate planning fees of up to $2,000 annually, enhanced long-term disability benefits, payment of relocation expenses, reimbursement of annual executive health physical costs up to $3,000 annually and reimbursement of spousal travel expenses for certain Company events. We do not provide tax reimbursement or tax “gross-ups” on any perquisites.
Silberhorn Employment Agreement. In connection with his assumption of the Chief Executive Officer role, Mr. Silberhorn entered into an Employment Agreement (the “Employment Agreement”) with the Company effective as of January 4, 2021 (the “Commencement Date”).

The Employment Agreement has a three-year term, ending on January 4, 2024 (the “Term”). Pursuant to the Employment Agreement, Mr. Silberhorn is entitled to:
•base salary, initially in the amount of $800,000 per year;
•the Signing Bonus described below;
•participate in the Company’s annual cash incentive plan beginning in fiscal 2022;
•participate in the health and welfare benefit programs offered generally by the Company to its executive officers;
•restricted stock vesting in equal annual increments over a three-year period, to be awarded with respect to fiscal 2022 performance, the target value of which shall be $800,000 and the actual award of which could be between 0% and 200% of the target award value, depending on achievement of certain business objectives for fiscal 2022; the actual payout was $799,996 or 100.00% of target; and
•a performance award to be awarded with respect to the 2022 – 2024 fiscal year performance cycle, the target value of which shall be $1,200,000 and the actual value of the shares and cash to be awarded pursuant to which could be between 0% and 200% of the target award value, depending on the achievement of certain business objectives over the three-year period.
To replace forfeited compensation earned by Mr. Silberhorn at his previous employer, the Employment Agreement provides that Mr. Silberhorn shall receive the following (collectively, the “Signing Bonus”):
•restricted stock of the Company valued at $1,400,000, which will vest in two increments over a five-year period, with the first increment of $500,000 vesting on the second anniversary of the Commencement Date, and the second increment of $900,000 vesting on the fifth anniversary of the Commencement Date (the “Retention Grant”); and
•a cash bonus in the amount of $300,000, of which $200,000 was payable to Mr. Silberhorn on the first Company payroll date after the Commencement Date, and of which $100,000 was payable to Mr. Silberhorn on the first Company payroll date after the first anniversary of the Commencement Date.
For a description of potential payments pursuant to the Employment Agreement in the event that Mr. Silberhorn’s employment is terminated, see “Payments Upon Termination and Change-in-Control” beginning on page 64.
The Employment Agreement prohibits Mr. Silberhorn from engaging in any business activities that are competitive with any of the businesses conducted by the Company or its affiliates during his employment with the Company and for a period of two years after termination of his employment, as well as prohibiting solicitation of employees and interference with the Company’s business relationships.
Gupta Offer Letter Agreement. In connection with Mr. Gupta’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Gupta entered into an Offer Letter Agreement, dated May 27, 2020 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Gupta was entitled to an initial annual base salary of $510,000 per year and a one-time sign-on bonus of $100,000 (subject to repayment if Mr. Gupta left the Company during the first twelve months of his employment). The effectiveness of the Offer Letter was contingent upon the satisfaction of certain customary contingencies.
The Offer Letter also provides for the grant to Mr. Gupta of 20,000 restricted shares of the Company’s common stock on June 15, 2020. Such restricted shares were subject to a three-year vesting schedule. Assuming continued employment with the Company, one-third of the restricted shares vested annually over three years, starting on the one-year anniversary of Mr. Gupta’s employment with the Company. At the time of Mr. Gupta's departure on August 1, 2022, two-thirds of the restricted shares had vested and one-third of the restricted shares were forfeited.

Mr. Gupta participated in the Company’s annual cash incentive plan, with a target cash incentive of 75% of Mr. Gupta’s base salary (with a range of 0% to 200% of such target) for fiscal 2021, subject to achievement of certain financial performance metrics established by the Board. Mr. Gupta’s Offer Letter states that he was entitled to a minimum fiscal 2021 annual cash incentive payout at target performance level of 75%, prorated for the period of time during which he was employed by the Company during the fiscal year, which equaled $286,875.
Executive Stock Ownership Guidelines
We have stock ownership guidelines for our executive officers that require our Chief Executive Officer to achieve an ownership level of five times his annual base salary, our Chief Financial Officer to achieve an ownership level of three times his annual base salary, and certain corporate officers and segment presidents, including Messrs. Dobler, Jewell and Longman, to achieve an ownership level of two times their annual base salaries. The Committee monitors compliance with our stock ownership guidelines on a regular basis. Each executive has five years from the date they become subject to the stock ownership guidelines to meet their ownership guideline. If an executive is promoted and the target is increased, an additional three-year period is provided to meet the ownership guideline. For purposes of calculating stock ownership, we include unvested shares of restricted stock but do not include unexercised stock option awards.
As of April 24, 2023, all of our active Named Executive Officers are either in compliance with the stock ownership guidelines or still within the applicable grace period for achieving these ownership levels.
Anti-Hedging and Anti-Pledging Policies
Our Board of Directors believes that the interests of our executive officers, employees and members of our Board of Directors should be aligned with the interests of our shareholders. As a result, we have adopted an anti-hedging policy that prohibits all employees and members of our Board of Directors from engaging in the purchase or sale of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our Company’s securities. Our Board of Directors has also adopted an anti-pledging policy, which states that executive officers and directors of the Company are prohibited from, directly or indirectly, pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the Company’s common stock to be subject to a margin call or otherwise be available as collateral for a margin loan. None of our Named Executive Officers have pledged shares of our common stock as collateral for personal loans or other obligations.
Clawback Policy
Our Board of Directors has adopted a policy regarding “clawbacks” for Named Executive Officers and other key executives for performance-based short-term and long-term incentive compensation plans. The policy, which will be updated once related Nasdaq listing standards are adopted, provides the Board the discretion to clawback incentive compensation awarded or paid during the three-year period preceding the date of a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws.
Tax Considerations
Section 162(m) of the U.S. Internal Revenue Code ("Section 162(m)") imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former named executive officers. The Compensation Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of the Company and our shareholders.
Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they comply.

Compensation Risk Analysis
During fiscal 2023 the Committee, with the assistance of its independent compensation consultant(s) and management, assessed risk in our compensation plans, practices and policies and determined that the Company’s compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company. In performing this risk assessment, the Committee considered:
•The mix of fixed and variable compensation;
•The mix of short-term and long-term incentive compensation;
•The extent to which performance metrics are directly reflected in our audited financial statements or other objective reports;
•The relative weighting of the performance metrics;
•The likelihood that achievement of performance metrics could have a material impact on our financial performance in succeeding fiscal periods;
•The various compensation risk control mitigation features in our compensation plans, including balanced financial performance metrics that include net sales, earnings and operational metrics;
•Multiple financial performance metrics for our annual cash incentive and long-term incentive plans;
•Different financial performance metrics for our annual cash incentive and long-term incentive plans;
•Appropriate maximum caps on our annual cash incentive and long-term performance-based incentive plans and annual equity awards;
•Management stock ownership guidelines; and
•Our clawback and hedging policies.

Summary Compensation Table
The following table sets forth the total compensation for fiscal 2023, 2022 and 2021 awarded to our Named Executive Officers.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compen-sation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Ty R. Silberhorn	2023	834,616	—		1,469,984		—	1,651,776	—	74,153	4,030,529
Chief Executive Officer and President	2022	800,000	100,000	(7)	1,399,993		—	826,720	—	72,935	3,199,648
	2021	123,077	200,000		1,399,997		—	—	—	36,239	1,759,313
Mark R. Augdahl(6)	2023	277,391	250,000	(8)	54,075		—	193,453	2,230	12,981	790,130
Vice President, Finance Interim Chief Financial Officer	2022	—	—		—		—	—		—	—
	2021	—	—		—		—	—		—	—
Curtis J. Dobler	2023	401,654	—		374,802		—	475,476	—	26,148	1,278,080
Executive Vice President, and Chief Human Resources Officer	2022	391,923	—		377,298		—	243,676	—	20,260	1,033,157
	2021	346,500	88,800		253,540		220,941	46,200	—	36,549	992,530
Brent C. Jewell	2023	425,192	—		357,817		—	511,200	—	24,435	1,318,644
President Architectural Framing Systems segment	2022	418,654	—		428,391		—	146,084	—	25,511	1,018,640
	2021	369,000	151,201		362,200		235,470	73,799	—	32,214	1,223,884
Nick C. Longman(6)	2023	423,365	—		397,089		—	458,905	—	19,248	1,298,607
President Architectural Glass Segment	2022	370,289	—		382,504		—	372,083	—	21,574	1,146,450
Nisheet Gupta	2023	225,800	—		599,634	(9)	—	—	—	8,992	834,426
Executive Vice President and Chief Financial Officer	2022	518,654	—		624,017		—	403,026	—	32,269	1,577,966
	2021	362,855	329,500		464,800		274,548	57,375	—	15,635	1,504,713
___________________________
(1)The amounts shown in this column represent the grant date fair value of the restricted stock awards granted in fiscal 2023, 2022 and 2021. These amounts are calculated in accordance with FASB ASC Topic 718 based on the closing share price of our common stock on the date of grant. See Note 12, Share-Based Compensation, to our fiscal 2023 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 25, 2023, for assumptions made in the valuation.
The amounts for fiscal 2023 also include the grant date fair value of the target payout amounts for the unit-based portion of the fiscal 2023 – 2025 performance awards as follows: Mr. Silberhorn, $629,993; Mr. Gupta, $199,894; Mr. Dobler, $120,909; Mr. Jewell, $127,781; and Mr. Longman, $128,076. The maximum payout amounts for the unit-based portion of the fiscal 2023 – 2025 performance awards are as follows: Mr. Silberhorn, $1,259,986; Mr. Gupta, $399,788; Mr. Dobler, $241,818; Mr. Jewell, $255,562; and Mr. Longman, $256,152. Further information regarding the fiscal 2023 awards is included in the

“Fiscal 2023 Grants of Plan-Based Awards” table beginning on page 55 and “Outstanding Equity Awards at Fiscal 2023 Year-End” table on beginning on page 56.
(2)The amounts shown in this column represent the grant date fair value of the option awards granted in fiscal 2021. These amounts are calculated in accordance with FASB ASC Topic 718 using the binomial lattice model and based on the assumptions set forth in Note 12, Share-Based Compensation, to our fiscal 2023 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 25, 2023. The stock options vest in equal installments on June 30, 2022 and June 30, 2023 and have a ten-year term. No stock option may be exercised for a gain of more than $12.66 per share (i.e., the difference between the exercise price ($23.04) per share and the maximum price ($35.70) per share may not exceed $12.66).
(3)The amounts in this column represent the amounts earned pursuant to the formula established for the fiscal 2023 annual cash incentive awards.
(4)The amount in this column represents “above-market” earnings on non-qualified deferred compensation during fiscal 2023 in excess of 2.58%, 120% of the applicable federal rate compounded annually. During fiscal 2023, the interest paid on amounts deferred for plan years beginning prior to January 1, 2010 pursuant to our Legacy Deferred Compensation Plan was 3.43%.
(5)The following table shows each component of the “All Other Compensation” column for each of our Named Executive Officers for fiscal 2023.

Name	Company Matching Contributions to Defined Contribution Plans ($)(a)	Dividends Paid or Accrued on Stock Awards ($)(b)	Total All Other Compensation ($)
Ty R. Silberhorn	7,357	66,796	74,153
Mark R. Augdahl	9,938	3,043	12,981
Curtis J. Dobler	12,809	13,339	26,148
Brent C. Jewell	7,524	16,911	24,435
Nick C. Longman	11,208	8,040	19,248
Nisheet Gupta	7,525	1,467	8,992
___________________________
(a)Includes the amounts we set aside or accrued during fiscal 2023 under our 401(k) Retirement Plan and Employee Stock Purchase Plan as matching contributions on our Named Executive Officers’ contributions to such plans. Such contribution amounts are set forth in the table below. Our Named Executive Officers are eligible to participate in our 401(k) Retirement Plan and Employee Stock Purchase Plan on the same basis as all eligible employees.

Name	401(k) Retirement Plan Matching Contributions ($)	Employee Stock Purchase Plan 15% Matching Contributions ($)	Total Company Matching Contributions ($)
Ty R. Silberhorn	3,783	3,574	7,357
Mark R. Augdahl	9,938	—	9,938
Curtis J. Dobler	11,084	1,725	12,809
Brent C. Jewell	7,524	—	7,524
Nick C. Longman	11,208	—	11,208
Nisheet Gupta	7,525	—	7,525
(b)Includes dividends accrued on unvested restricted stock, pursuant to our 2019 Stock Incentive Plan.
(6)Messrs. Augdahl and Longman were not Named Executive Officers in fiscal 2021 or 2022.

(7)Consists of a cash bonus paid to Mr. Silberhorn pursuant to the terms of his Employment Agreement on the first payroll date after the Commencement Date and first anniversary of the date he joined the Company.
(8)In consideration for his service as our Interim Chief Financial Officer for the period from August 1, 2022 through April 27, 2023, after the end of fiscal 2023, Mr. Augdahl received a cash bonus of $250,000 (included in fiscal 2023 compensation) and a restricted stock award with a grant date fair value of $150,020 (to be included in fiscal 2024 compensation).
(9)Mr. Gupta's employment with the Company ended on August 1, 2022. He forfeited his fiscal 2023 grants listed under “Stock Awards”.
Grants of Plan-Based Awards
The following table sets forth information for our Named Executive Officers concerning the following plan-based awards made during fiscal 2023: (i) estimated possible payouts for fiscal 2023 annual cash incentive awards; (ii) the grant date value of the restricted stock awards; and (iii) estimated possible payouts for the fiscal 2023 – 2025 performance awards.

Fiscal 2023 Grants of Plan-Based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ty R. Silberhorn
Fiscal 2023 annual cash incentive	4/21/2022	105,000	840,000	1,680,000	__	__	__	__	__
Restricted stock	4/21/2022	__	__	__	__	__	__	17,540	839,991
Fiscal 2023 - 2025 performance award	4/21/2022	315,010	629,997	1,259,993	6,578	13,155	26,310	__	629,993
Mark R. Augdahl
Fiscal 2023 annual cash incentive	4/17/2022	17,406	139,250	208,875	__	__	__	__	__
Restricted stock	4/22/2022	__	__	__	__	__	__	1,173	54,075
Fiscal 2023 - 2025 performance award	4/20/2022	__	__	__	__	__	__	__	__
Curtis J. Dobler
Fiscal 2023 annual cash incentive	4/20/2022	30,225	241,800	483,600	__	__	__	__	__
Restricted stock	4/20/2022	__	__	__	__	__	__	5,172	253,893
Fiscal 2023 - 2025 performance award	4/20/2022	60,465	120,905	241,809	1,232	2,463	4,926	__	120,909
Brent C. Jewell
Fiscal 2023 annual cash incentive	4/20/2022	31,950	255,600	511,200	__	__	__	__	__
Restricted stock	4/20/2022	__	__	__	__	__	__	4,686	230,036
Fiscal 2023 - 2025 performance award	4/20/2022	63,908	127,791	255,582	1,302	2,603	5,206	__	127,781
Nick C. Longman
Fiscal 2023 annual cash incentive	4/20/2022	32,025	256,200	512,400	__	__	__	__	__
Restricted stock	4/20/2022	__	__	__	__	__	__	5,480	269,013
Fiscal 2023 - 2025 performance award	4/20/2022	64,056	128,088	256,176	1,305	2,609	5,218	__	128,076
Nisheet Gupta
Fiscal 2023 annual cash incentive	4/20/2022	49,969	399,750	799,500	__	__	__	__	__
Restricted stock	4/20/2022	__	__	__	__	__	__	8,143	399,740
Fiscal 2023 - 2025 performance award	4/20/2022	99,943	199,885	399,770	2,036	4,072	8,144	__	199,894
___________________________
(1)These columns show the range of possible payouts under the fiscal 2023 annual cash incentive awards and the cash portion of the fiscal 2023 – 2025 performance awards. See “Annual Cash Incentive Compensation” beginning on page 44 and “Performance Awards” beginning on page 47.
(2)These columns show the threshold, target and maximum level of shares to be earned under the performance share unit portion of the fiscal 2023 – 2025 performance awards. See “Performance Awards” beginning on page 47.

(3)This column shows the restricted stock awards made on April 20, 2022 to Messrs. Dobler, Jewell, Longman and Gupta; on April 21, 2022 to Mr. Silberhorn; and on April 22, 2022 to Mr. Augdahl. See “Restricted Stock Awards” beginning on page 47.
(4)The grant date fair value of the restricted stock awards and the performance share unit portion of the Performance Awards were calculated in accordance with FASB ASC Topic 718 by multiplying the number of restricted shares or performance share units at target performance by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. The closing price of our common stock on the Nasdaq Global Select Market was $49.09 on the grant date of April 20, 2022; $47.89 on the grant date of April 21, 2022; and $46.10 on the grant date of April 22, 2022.
For a description of how these awards are treated upon termination or a change-in-control, see “Potential Payments Upon Termination or Following a Change-in-Control” beginning on page 61.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the equity awards held by our Named Executive Officers as of February 25, 2023, the last day of fiscal 2023.

Outstanding Equity Awards at Fiscal 2023 Year-End
	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Ty R. Silberhorn	—		___	___	___	___	___		—	17,286	(4)	793,082
	—		___	___	___	___	___	(5)	___	26,310	(5)	1,207,103
	—		___	___	___	___	29,354	(6)	1,346,762	___		—
	—		___	___	___	___	15,365	(7)	704,946	___		—
	—		___	___	___	___	17,540	(8)	804,735	___		—
Mark R. Augdahl	—		___	___	___	___	767	(9)	35,190	___		—
	—		___	___	___	___	1,008	(10)	46,247	___		___
	—		___	___	___	___	1,173	(11)	53,817	___		—
Curtis J. Dobler	6/30/2020	(12)	22,050	___	23.04	6/30/2030	—		—	___		—
	—		___	___	___	___	—		—	3,397	(4)	155,854
	—		___	___	___	___	___		___	4,926	(5)	226,005
	—		___	___	___	___	4,667	(13)	214,122	—		—
	—		___	___	___	___	4,982	(7)	228,574	—		—
	—		___	___	___	___	5,172	(14)	237,291	—		—
Brent C. Jewell	6/30/2020	(12)	23,500	___	23.04	6/30/2030	___		—	—		—
	—		___	___	___	___	___		—	3,630	(4)	166,544
	—		___	___	___	___	___		—	5,206	(5)	238,851
	—		___	___	___	___	6,667	(13)	305,882	—		—
	—		___	___	___	___	5,808	(7)	266,471	—		—
	—		___	___	___	___	4,686	(14)	214,994	—		—
Nick C. Longman	—		___	___	___	___	___		___	2,372	(4)	108,827
	—		___	___	___	___	___		___	5,218	(5)	239,402
	—		___	___	___	___	3,077	(15)	141,173	___		—
	—		___	___	___	___	5,480	(14)	251,422	___		—
___________________________
(1)The exercise price for all stock options is 100% of the closing price of our common stock on the Nasdaq Global Select Market on the date of grant.

(2)The market value is calculated by multiplying $45.88, the closing price of our common stock on the Nasdaq Global Select Market on February 24, 2023, the last trading day of fiscal 2023, by the number of shares of restricted stock that had not vested or the number of unearned performance share unit portion of the Performance Awards as of February 25, 2023, the last day of fiscal 2023.
(3)Includes the performance share unit portion of the Performance Awards with three-year performance periods until payout. At the beginning of each performance period, the threshold, target and maximum award levels are set. Our Performance Award program is described under the heading “Performance Awards” beginning on page 47.
(4)Represents the performance share unit portion of Performance Awards made on April 20, 2021 for Messrs. Silberhorn, Dobler and Jewell, and on June 23, 2021 for Mr. Longman, for the three-year performance period beginning on the first day of fiscal 2022 and ending on the last day of fiscal 2024, which will only be earned if the predetermined goal for the performance period is met. The number of shares is equal to the target number of performance share units.
For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum of performance levels during the three-year performance period is set forth below.

		Estimated Future Payouts Based On Performance Level
Name	Performance Period	Threshold (#)	Target (#)	Maximum (#)
Ty R. Silberhorn	Fiscal 2022 - 2024	8,643	17,286	34,572
Mark R. Augdahl	Fiscal 2022 - 2024	—	—	—
Curtis J. Dobler	Fiscal 2022 - 2024	1,699	3,397	6,794
Brent C. Jewell	Fiscal 2022 - 2024	1,815	3,630	7,260
Nick C. Longman	Fiscal 2022 - 2024	1,186	2,372	4,744
(5)Represents the performance share unit portion of Performance Awards made on April 21, 2022 for Mr. Silberhorn, and on April 20, 2022 for Messrs. Dobler, Jewell and Longman, for the three-year performance period beginning on the first day of fiscal 2023 and ending on the last day of fiscal 2025, which will only be earned if the predetermined goal for the performance period is met. The number of shares is equal to the maximum number of performance share units.
For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum of performance levels during the three-year performance period is set forth below.

		Estimated Future Payouts Based On Performance Level
Name	Performance Period	Threshold (#)	Target (#)	Maximum (#)
Ty R. Silberhorn	Fiscal 2023 - 2025	6,578	13,155	26,310
Mark R. Augdahl	Fiscal 2023 - 2025	—	—	—
Curtis J. Dobler	Fiscal 2023 - 2025	1,232	2,463	4,926
Brent C. Jewell	Fiscal 2023 - 2025	1,302	2,603	5,206
Nick C. Longman	Fiscal 2023 - 2025	1,305	2,609	5,218
(6)Represents an unvested restricted stock award granted on January 4, 2021, which vests 29,354 shares on January 4, 2026.
(7)Represents an unvested restricted stock award granted on April 20, 2021, which vests in three installments commencing on April 30, 2022.
(8)Represents an unvested restricted stock award granted on April 21, 2022, which vests in three installments commencing on April 30, 2023.
(9)Represents an unvested restricted stock award granted on June 30, 2020, which vests in three installments commencing on June 30, 2021.
(10)Represents an unvested restricted stock award granted on July 19, 2021, which vests in three installments commencing on July 19, 2022.

(11)Represents an unvested restricted stock award granted on April 22, 2022, which vests in three installments commencing on April 22, 2023.
(12)Represents a stock option award that vests in equal installments on June 30, 2022 and June 30, 2023, and has a 10-year term.
(13)Represents an unvested restricted stock award granted on April 23, 2020, which vests in three equal annual installments commencing on April 30, 2021.
(14)Represents an unvested restricted stock award granted on April 20, 2022, which vests in three equal annual installments commencing on April 30, 2023.
(15)Represents an unvested restricted stock award granted on June 14, 2021, which vests in three equal annual installments commencing on June 14, 2022.

Option Exercises and Stock Vested
The following table sets forth information on options exercised and restricted stock awards vested during fiscal 2023 for each of our Named Executive Officers.

Fiscal 2023 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Ty R. Silberhorn	—	—	23,991	1,056,419
Mark R. Augdahl	—	—	1,270	50,223
Curtis J. Dobler	7,117	279,129	10,490	468,293
Brent C. Jewell	7,585	297,484	14,570	632,648
Nick C. Longman	—	—	1,538	62,320
Nisheet Gupta	8,844	346,862	10,786	454,453
___________________________
(1)The value realized on exercise represents the total number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, as reported on the Nasdaq Global Select Market, less the per share exercise price.
(2)Includes shares of restricted stock that vested and were distributed during fiscal 2023.
(3)The value realized is calculated by multiplying the closing price of our common stock on the Nasdaq Global Select Market on the vesting date by the shares of restricted stock that became vested.
Non-Qualified Deferred Compensation
Deferred Compensation Plan
Our Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of our Company and our subsidiaries, including our Named Executive Officers. For the 2022, 2021 and 2020 calendar years, approximately 224, 243 and 238 of our employees, respectively, were eligible to participate in our Deferred Compensation Plan and approximately 145 employees are eligible for the 2023 calendar year. Our Deferred Compensation Plan allows for deferrals by participants of up to 75% of base salary and sales commissions, and up to 100% of bonuses and other cash or equity-based compensation approved by the Committee, and also provides that we may establish rules permitting a participant to defer performance-based compensation up to six months prior to the end of a performance period. There is no maximum dollar limit on the amount that may be deferred by a participant each year. A participant in our Deferred Compensation Plan may elect to have the participant’s account credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of 17 hypothetical investment fund options selected by the participant, which had investment returns ranging from (60.07)% to 1.58% for calendar 2022. An Apogee common stock fund is not one of the investment options available under our Deferred Compensation Plan. Participants are permitted to change their investment elections at any time. We may also make discretionary contributions to a participant’s account under our Deferred Compensation Plan, and our Company will designate a vesting schedule for each such contribution. The participants are always 100% vested in the amount they defer, and the earnings, gains and losses credited to their accounts. Participants are entitled to receive a distribution from their account upon: a separation from service, a specified date, death, disability, retirement (as defined in our Deferred Compensation Plan), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under Section 409A of the Internal Revenue Code. Distributions are in a lump sum, installments or a combination of lump sum with installments based upon the participant’s election as allowed under our Deferred

Compensation Plan. Our Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.
Legacy Deferred Compensation Plan
Our Legacy Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of our Company and our subsidiaries; however, in October 2010, the plan was amended to prohibit any future participant deferrals to the plan after our fiscal 2011. Our Legacy Deferred Compensation Plan allowed for deferrals by participants of up to 100% of bonuses. A participant in our Legacy Deferred Compensation Plan may elect to have the participant's account credited with the applicable interest rate as set forth in the plan or credited with earnings and investment gains and losses by assuming the deferred amounts were invested in one or more of 17 hypothetical investment fund options selected by the participant, which had investment returns ranging from (60.07)% to 1.58% for calendar year 2022. For amounts deferred for plan years beginning on or after January 1, 2010, the applicable interest rate, which is not considered to be an “above-market” interest rate, is the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years. For amounts deferred for plan years beginning prior to January 1, 2010, the applicable interest rate, which may be considered to be an “above-market” interest rate, is the greater of the following rates: (i) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years; or (ii) one-half of the rate of Apogee's after-tax return on beginning shareholders' equity for the prior fiscal year. Participants are entitled to receive a distribution from their account upon: termination of employment (as defined in our Legacy Deferred Compensation Plan), disability, death, retirement (as defined in our Legacy Deferred Compensation Plan), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under Section 409A of the Internal Revenue Code. Distributions are in either a lump sum or installments as allowed under our Legacy Deferred Compensation Plan. Our Legacy Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.
Non-Qualified Deferred Compensation Table
The table below provides information on our Named Executive Officers' compensation earned with respect to fiscal 2023 and deferred under our Deferred Compensation Plan.

Fiscal 2023 Non-Qualified Deferred Compensation

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Ty R. Silberhorn	Deferred Compensation	—		—	—	—	—
	Legacy Deferred Compensation	—		—	—	—	—
Mark R. Augdahl	Deferred Compensation	96,727	(2)	—	—	24,166	345,908	(2)
	Legacy Deferred Compensation	—		—	2,230	—	255,475	(2)
Curtis J. Dobler	Deferred Compensation	—		—	—	—	—
	Legacy Deferred Compensation	—		—	—	—	—
Brent C. Jewell	Deferred Compensation	—		—	—	—	—
	Legacy Deferred Compensation	—		—	—	—	—
Nick C. Longman	Deferred Compensation	663,692	(3)	—	—	—	978,378	(3)
	Legacy Deferred Compensation	—		—	—	—	—
Nisheet Gupta	Deferred Compensation	—		—	—	—	—
	Legacy Deferred Compensation	—		—	—	—	—
(1)Pursuant to SEC rules, all earnings on non-qualified deferred compensation during fiscal 2023 in excess of 2.58%, 120% of the applicable federal rate compounded annually, have been deemed “above-market earnings.” During fiscal 2023, the interest paid on amounts deferred for plan years beginning prior to January 1, 2010 pursuant to our Legacy Deferred Compensation Plan was 3.43%. This amount is reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the “Summary Compensation Table” beginning on page 52.
(2)The amount reported for Mr. Augdahl is reported in the “Summary Compensation Table” beginning on page 52 for fiscal 2023 in the “Non-Equity Incentive Plan Compensation” column. The amount reported for Mr. Augdahl for our Legacy Deferred Compensation Plan is not reported in the “Summary Compensation Table” on page 52, because all of these amounts were earned by him prior to fiscal 2023.
(3)The amount reported for Mr. Longman is reported in the “Summary Compensation Table” beginning on page 52 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for fiscal 2023 and 2022.
Potential Payments Upon Termination or Following a Change-in-Control
Except as discussed below, if the employment of any of our Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be owed to them, other than what the Named Executive Officer has accrued and vested under our benefit plans, including under the heading “Non-Qualified Deferred Compensation” discussed above.
Except as discussed below, or in connection with a change-in-control, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding equity awards, subject to the Compensation Committee’s discretion to accelerate the awards.
Retirement
In the event a Named Executive Officer retires, the Compensation Committee may exercise its discretion to accelerate the vesting of their stock options and restricted stock awards. In the event a Named Executive

Officer retires prior to the end of a performance period for a performance award, the Named Executive Officer will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the performance period and the date of termination) after the end of the performance period based on the level of achievement of the performance metric. In the event a Named Executive Officer retires after the performance period, they will be entitled to receive, if not yet paid, the performance award.
Payments Made Upon Termination Without Cause or For Good Reason
Mr. Silberhorn’s Employment Agreement provides that, if his employment is terminated during the Term by the Company without “Cause” (as defined in the Employment Agreement) or by him for “Good Reason” (as defined in the Employment Agreement), and Mr. Silberhorn executes a written release substantially in the form attached as an exhibit to the Employment Agreement, Mr. Silberhorn shall be entitled to:
•severance equal in amount to one year of Mr. Silberhorn’s then-current annual base salary;
•continued medical and dental insurance coverage, at the Company’s cost, for Mr. Silberhorn and his eligible dependents on the same basis as in effect at the date of his termination, for the earlier to occur of a period of twelve months from the date of his termination or the date on which Mr. Silberhorn becomes eligible for benefits from his successor employer;
•automatic acceleration of any unvested shares of the Retention Grant Agreement; and
•any previously earned but unpaid amounts to which he was entitled as of the date of termination.
Payments Made Upon Disability
Under the terms of the Apogee Enterprises, Inc. Short-Term and Long-Term Disability Plans, each of our Named Executive Officers who participates in such plans is eligible for a disability benefit. Messrs. Silberhorn, Dobler, Jewell and Longman are eligible for and have elected to participate in our enhanced Long-Term Disability Plan, and are eligible for a disability benefit that is equal to 100% of their monthly base salary during the first three months of disability and 60% of their monthly base salary up to a maximum of $15,000 per month thereafter. Mr. Augdahl is eligible for and has elected to participate in our Long-Term Disability Plus Plan, and is eligible for a disability benefit that is equal to 100% of his monthly base salary during the first six months of disability and 60% of his monthly base salary up to a maximum of $10,000 per month thereafter.
If the employment of any of our Named Executive Officers is terminated due to disability, the terms of our stock option and restricted stock agreements provide for the immediate vesting of such awards. In the event employment is terminated prior to the end of a performance period for a performance award, the Named Executive Officer will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the performance period and the date of termination) after the end of the performance period based on the level of achievement of the performance metric. In the event employment is terminated after the performance period, the Named Executive Officer will be entitled to receive, if not yet paid, the performance award.
Mr. Silberhorn’s Employment Agreement and Retention Grant Agreement provide that, if his employment is terminated during the Term because Mr. Silberhorn dies or becomes “Totally Disabled” (as defined in the Employment Agreement), Mr. Silberhorn or his spouse or estate, as the case may be, shall be entitled to:
•any amounts due to Mr. Silberhorn for base salary through the date of termination;
•any other unpaid amounts to which Mr. Silberhorn is entitled as of the date of termination, including any amounts that Mr. Silberhorn is entitled to under any benefit plan of the Company in accordance with the terms of such plan; and
•automatic acceleration of any unvested shares of the Retention Grant (as defined in the Employment Agreement).

Payments Made Upon Death
The terms of our stock option and restricted stock agreements provide for the immediate vesting of such awards in the event of the Named Executive Officer’s death.
In the event of death prior to the end of a performance period for a performance award, the Named Executive Officer’s estate will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the performance period and the date of death) after the end of the performance period based on the level of achievement of the performance metric. In the event of death after the performance period, the Named Executive Officer’s estate will be entitled to receive, if not yet paid, the performance award.
See the description of payments due to Mr. Silberhorn’s spouse or estate upon his death, as described in the foregoing section “Payments Made Upon Disability”.
Change-in-Control Severance Agreements
The Committee believes that offering a change-in-control program provides executive officers a degree of security in the event of a corporate transaction and allows for better alignment of executive officer and shareholder interests. We have entered into a change-in-control severance agreement (the “CIC Severance Agreement”) with each of our Named Executive Officers. Our CIC Severance Agreement is designed to retain our executive officers and provide for continuity of management in the event of an actual or threatened “Change-in-Control of Apogee” (as defined in the CIC Severance Agreement).
Our CIC Severance Agreement contains a “double trigger” for benefits, which means that there must be both a “Change-in-Control of Apogee” and a termination of the executive’s employment for the provisions to apply. It provides that, in the event of a “Change-in-Control of Apogee,” each of our Named Executive Officers will have specific rights and receive specified benefits if the executive officer is terminated without “Cause” (as defined in the CIC Severance Agreement) or the executive officer voluntarily terminates their employment for “Good Reason” (as defined in the CIC Severance Agreement) within two-years after the “Change-in-Control of Apogee.” In these circumstances, our Named Executive Officers will each receive a severance payment equal to two times their annual base salary and annual cash incentive at target level performance for such fiscal year. Our CIC Severance Agreement provides that, for a 24-month period following a “Change-in-Control of Apogee,” our Company will continue to provide medical and dental insurance coverage for the executive officer and the executive officer’s dependents or will reimburse the executive officer for the cost of obtaining substantially similar benefits. No benefits will be paid to the executive officer pursuant to the CIC Severance Agreement unless the executive officer executes and delivers to Apogee a release of claims.

Subject to the double trigger described above, all stock options and shares of restricted stock that have not vested by the Employment Termination Date will vest. For performance awards, the performance period will end on the date of the Change-in-Control of Apogee, and the award will be adjusted by the Compensation Committee in its sole discretion. If a Change-in-Control of Apogee occurs after the performance period, the Company will pay any unpaid amount earned during the performance period.
We do not provide a tax gross-up payment for any excise tax liability under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments.
Our CIC Severance Agreements contain a “best-net-benefit” provision which provides that, in the event that payments under the agreements trigger excise tax for the Named Executive Officer, such officer has the option of either reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax themselves.
To receive these severance benefits, the executive officer shall not: (1) solicit, directly or indirectly, any of our existing or prospective customers, vendors or suppliers for a purpose competitive to our business or to encourage such customers, vendors or suppliers to terminate business with us; (2) solicit, directly or indirectly, any of our employees to terminate their employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with our business, for a period of 12- or 24-months following termination of employment.

The CIC Severance Agreements continue through December 31 of each year and provide for automatic extension for one-year terms prior to a Change-in-Control of Apogee unless we give prior notice of termination.
Payments Upon Termination or Change-in-Control
The table below shows potential payments to our Named Executive Officers upon certain terminations pursuant to disability, death or a change-in-control of our Company, as well as potential payments to Mr. Silberhorn upon termination without “Cause” or for “Good Reason” (as defined in his Employment Agreement). The table below assumes that disability, death or the termination of employment occurred, or the Change-in-Control of Apogee was effective as of February 24, 2023, the last trading day of fiscal 2023. The amounts shown are estimates of the amounts that would be paid to the Named Executive Officers upon termination of employment or the change-in-control, in addition to the base salary and bonus earned by our Named Executive Officers for fiscal 2023. The actual amounts to be paid can only be determined at the actual time of a Named Executive Officer’s termination of employment.

Name	Type of Payment	Payments Upon Disability ($)		Payments Upon Death ($)		Payments upon Termination without Cause or for Good Reason ($)		Payments Upon Involuntary or Good Reason Termination After a Change-in- Control Occurs ($)
Ty R. Silberhorn	Cash Severance Payment	—		—		840,000	(1)	3,360,000	(1)
	Health Insurance Benefits	—		—		22,137		44,275
	Reimbursement of Legal Costs	—		—		—	(3)	—	(3)
	Acceleration of Vesting
	Restricted Stock	2,856,443	(4)	2,856,443	(4)	1,346,762		2,856,443	(4)
	Performance Awards	—	(5)	—	(5)	—	(4)	2,626,633	(6)
	Disability Payments	345,000	(8)	—		—		—
	Total	3,201,443		2,856,443		2,208,899		8,887,351
Mark R. Augdahl	Cash Severance Payment	—		—		—		417,750	(2)
	Health Insurance Benefits	—		—		—		7,234
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	135,254	(4)	135,254	(4)	—		135,254	(4)
	Disability Payments	159,624	(8)	—		—		—
	Total	294,878		135,254		—		560,238
Curtis J. Dobler	Cash Severance Payment	—		—		—		1,289,600	(1)
	Health Insurance Benefits	—		—		—		40,905
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	679,987	(4)	679,987	(4)	—		679,987	(4)
	Stock Options	279,153	(7)	279,153	(7)	—		279,153	(7)
	Performance Awards	—	(5)	—	(5)	—		507,657	(6)
	Disability Payments	235,749	(8)	—		—		—
	Total	1,194,889		959,140		—		2,797,302
Brent C. Jewell	Cash Severance Payment	—		—		—		1,363,200	(1)
	Health Insurance Benefits	—		—		—		34,607
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	787,347	(4)	787,347	(4)	—		787,347	(4)
	Stock Options	297,510	(7)	297,510	(7)	—		297,510	(7)
	Performance Awards	—	(5)	—	(5)	—		539,770	(6)
	Disability Payments	241,500	(8)	—		—		—
	Total	1,326,357		1,084,857		—		3,022,434
Nick C. Longman	Cash Severance Payment	—		—		—		1,366,400	(1)
	Health Insurance Benefits	—		—		—		44,275
	Reimbursement of Legal Costs	—		—		—		—	(3)
	Acceleration of Vesting
	Restricted Stock	392,595	(4)	392,595	(4)	—		392,595	(4)
	Performance Awards	—	(5)	—	(5)	—		446,628	(6)
	Disability Payments	241,749	(8)	—		—		—
	Total	634,344		392,595		—		2,249,898
Nisheet Gupta	Cash Severance Payment	—		—		—		—	(9)
	Health Insurance Benefits	—		—		—		—
	Reimbursement of Legal Costs	—		—		—		—
	Acceleration of Vesting
	Restricted Stock	—		—		—		—
	Stock Options	—		—		—		—
	Performance Awards	—		—		—		—
	Disability Payments	—		—		—		—
	Total	—		—		—		—

___________________________
(1)Equals the sum of (a) two times their annual base salary as of February 25, 2023, and (b) two times their fiscal 2023 annual cash incentive award at target level performance, payable in a lump sum, except for “Payments Upon Termination without Cause or for Good Reason” for Mr. Silberhorn, which represents one times his annual base salary as of February 25, 2023, payable in a lump sum.
(2)Equals the sum of (a) one times Mr. Augdahl's annual base salary as of February 25, 2023, and (b) one times Mr. Augdahl's fiscal 2023 annual cash incentive award at target level performance, payable in a lump sum.
(3)We will pay legal fees and expenses incurred to obtain or enforce any right or benefit under their CIC Severance Agreement or, with respect to Mr. Silberhorn, under his Employment Agreement.
(4)Includes restricted stock awards, which would vest upon an assumed occurrence on February 24, 2023, of one of the specified events. The amount in this table represents such aggregate number of shares multiplied by $45.88, the closing price of our common stock on the Nasdaq Global Select Market on February 24, 2023, the last trading day of fiscal 2023.
(5)In the event employment is terminated due to retirement, disability or death prior to the end of the performance period for the performance awards, our Named Executive Officer, or their estate, will be entitled to retain and receive a pro-rata portion of the performance awards at the end of the performance period, to the extent earned.
(6)This amount represents the payout of performance cash, and performance share units at the target level and multiplied by $45.88, the closing price of our common stock on the Nasdaq Global Select Market on February 24, 2023, the last trading day of fiscal 2023, assuming the performance period ended on the date of the Change-in-Control, as adjusted for the truncated performance period.
(7)Includes the intrinsic value of stock options, which would vest upon an assumed occurrence on February 24, 2023, of one of the specified events. The amount in this table represents such aggregate number of shares subject to options that would vest multiplied by the lower of $45.88, the closing price of our common stock on the Nasdaq Global Select Market on February 24, 2023, the last trading day of fiscal 2023, or $35.70, the maximum share price as stated in the Stock Option Agreement, less $23.04, the exercise price of such options.
(8)This amount represents the annual disability payments during the first year of disability. Annual disability payments after the first year of disability would be $180,000 for each of Messrs. Silberhorn, Dobler, Jewell and Longman, and $120,000 for Mr. Augdahl.
(9)Mr. Gupta resigned on August 1, 2022, and he was not entitled to any additional payments or benefits at, following, or in connection with his resignation.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Silberhorn, our Chief Executive Officer and President:
For the fiscal year ended February 25, 2023, our last completed fiscal year:
•the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $58,192; and
•the annual total compensation of our Chief Executive Officer, as reported in the “Summary Compensation Table” beginning on page 52 of this Proxy Statement, was $4,030,529.
We reasonably estimate that the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee was 69 times. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
We determined that, as of December 31, 2022, our employee population consisted of 5,023 individuals (including full-time and part-time employees, other than our Chief Executive Officer, who were employed on December 31, 2022) working at the Company together with our consolidated subsidiaries. Of these individuals, 4,270 were located in the U.S. and U.S. territories, and 753 were from our subsidiaries in Canada and Brazil. We chose to exclude all 190 of our employees from our Brazil subsidiary, which consists of 3.78% of our workforce, from the identification of “median employee,” as permitted by SEC rules.
Our employee population, after taking into consideration the permitted adjustments described above, consisted of 4,833 members. Our adjusted employee population consisted of 4,270 employees in the U.S. and 563 employees located in Canada.
We identified our median employee based on the total cash and stock-based compensation earned during the twelve-month period ended December 31, 2022. In making this determination, we annualized the compensation of all full- and part-time permanent employees included in the sample who were hired in calendar year 2022, but did not work for us or our included subsidiaries for the entire twelve-month period described below. For purposes of determining the total cash and stock-based compensation earned, we included: the amount of base salary (or, in the case of hourly workers, base wages including overtime pay) the employee received during the twelve months ended December 31, 2022, the amount of any cash incentives paid or deferred in such period (which include sales commissions as well as cash incentives that are generally paid for performance during the prior quarter or year), and the amount of any income from stock-based compensation, as reflected in our payroll records. For purposes of identifying the median employee, we applied the average exchange rate for calendar year 2022, which was U.S. dollars to Canadian dollars – 1.3014 CAD.
Once we identified our median employee, we then determined that employee’s annual total compensation, including any perquisites and other benefits, in the same manner that we determine the annual total compensation of our Named Executive Officers for purposes of the Summary Compensation Table disclosed above. The annual total compensation for our median employee for fiscal 2023 was determined to be $58,192. This amount was then compared to the annual total compensation of our Chief Executive Officer disclosed above in the Summary Compensation Table, of $4,030,529. The elements included in the Chief Executive Officer’s total compensation are discussed above in the footnotes to the Summary Compensation Table.

Pay Versus Performance
Pay Versus Performance Table
As required by the Dodd-Frank Act and SEC regulation, the following table presents, for each of the three most recent fiscal years:
•total compensation, as calculated in the Summary Compensation Table, for our current and former President and CEO (the “PEOs”) and an average for our other Named Executive Officers (“non-PEO NEOs”);
•compensation actually paid (“CAP”) to our current and former PEOs and an average for our non-PEO NEOs, an SEC prescribed calculation which adjusts total compensation for the items described below and which does not equate to realized compensation;
•our cumulative total shareholder return (“TSR”) since the last trading day before the earliest year presented;
•our net income; and
•our adjusted earnings before interest and taxes (“Adjusted EBIT”).
For a description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our NEOs, see the “Compensation Discussion and Analysis” section of this Proxy.

Fiscal Year	Ty R. Silberhorn(1)		Joseph F. Puishys(2)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based on		Net Income	Apogee Adjusted EBIT(7) ($ in '000s)
	Summary Compensation Table Total for Current PEO ($)	Compensation Actually Paid to Current PEO ($)(4)	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid to Former PEO ($)(4)			Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	($ in '000s)	($ in '000s)
2023	4,030,529	5,040,544	—	—	1,103,978	806,179	162.99	133.20	87,900	124,281
2022	3,199,648	4,021,469	—	—	1,162,101	1,433,330	158.44	144.50	3,486	81,165
2021	1,759,313	2,067,075	4,275,337	6,149,762	960,766	1,437,708	127.65	146.85	15,436	88,614
(1)Ty R. Silberhorn became President and Chief Executive Officer effective January 4, 2021, which was near the end of our fiscal 2021.
(2)Joseph F. Puishys served as President and Chief Executive Officer from August 22, 2011 through January 3, 2021.
(3)The following table lists the individuals who comprise the Non-PEO NEOs in each of the covered years:

2023	2022	2021
Mark R. Augdahl	Nisheet Gupta	Nisheet Gupta
Curtis J. Dobler	Curtis J. Dobler	Curtis J. Dobler
Brent C. Jewell	Brent C. Jewell	Gregory J. Sachs
Nick C. Longman	Troy R. Johnson	Maureen A. Hayes
Nisheet Gupta		Brent C. Jewell
(4)The table below sets forth the amounts deducted from and added to the Summary Compensation Table total compensation to calculate CAP to Mr. Silberhorn and Mr. Puishys and average CAP to the Non-PEOs.

	2023			2022			2021
	Current PEO ($)	Former PEO ($)	Average of Non-PEO NEOs ($)	Current PEO ($)	Former PEO ($)	Average of Non-PEO NEOs ($)	Current PEO ($)	Former PEO ($)	Average of Non-PEO NEOs ($)
Total Compensation from Summary Compensation Table	4,030,529	—	1,103,978	3,199,648	—	1,162,101	1,759,313	4,275,337	960,766
Adjustments for Equity Awards
Subtract grant date values in Summary Compensation Table	(1,469,984)	—	(361,560)	(1,399,993)	—	(464,524)	(1,399,997)	(1,753,721)	(468,809)
Add year-end fair value of unvested awards granted in current year	1,654,387	—	248,826	1,836,407	—	594,280	1,707,759	—	894,111
Add year-over-year difference of year-end fair values for unvested awards granted in prior years	814,783	—	84,515	371,232	—	110,430	—	—	31,485
Add fair values at vest date for awards granted and vested in current years	—	—	—	—	—	—	—	4,120,514	48,015
Add (subtract) difference between prior year-end fair values and vest date fair values for awards granted in prior years	(35,891)	—	(18,396)	—	—	27,786	—	(492,368)	(27,860)
Subtract forfeitures during current year equal to prior year-end fair value	—	—	(256,277)	—	—	—	—	—	—
Add dividends or dividend equivalents not otherwise included in total compensation	46,720	—	5,093	14,175	—	3,257	—	—	—
Compensation Actually Paid	5,040,544	—	806,179	4,021,469	—	1,433,330	2,067,075	6,149,762	1,437,708
(5)This value is based on the Company’s TSR for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending on the last trading day of the covered year, which includes the reinvestment of dividends paid on our common stock during the relevant period.
(6)The peer group used in this Pay Versus Performance table is the S&P SmallCap 600 Growth Index, which is the same peer group the Company uses for purposes of the stock performance graph in our Annual Report on Form 10-K. We selected this Index of companies with similar market capitalization because we are unable to identify a peer group of companies similar to us in size and scope of business activities or a widely recognized published industry index that accurately reflects our diverse business activities. Most of our direct competitors in our various business units are either privately owned or divisions of larger, publicly owned companies.
(7)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link compensation actually paid to our PEO and non-PEO NEOs for fiscal 2023 to our performance, is adjusted earnings before interest and taxes ("Adjusted EBIT"), a non-GAAP measure which is further defined on page 35, and in Appendix A to this Proxy Statement.
Most Important Financial Measures
The table below lists the most important financial measures used by the Company to link compensation actually paid to the Company’s PEO and non-PEO NEOs to Company performance during fiscal 2023.

Most Important Measures for Determining NEO Pay
Adjusted Earnings before Interest and Taxes (either Company or Business Segment) (Adjusted EBIT)
Return on Invested Capital
Net Sales
Relationship Between Pay and Performance
The charts below present a graphical comparison of compensation actually paid to our current PEO, prior PEO and the average compensation actually paid to our Non-PEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: the Company’s (1) TSR, (2) Net Income, and (3) Adjusted EBIT.

Compensation Actually Paid (CAP) vs Total Shareholder Return
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$—
$180
$160
$140
$120
$100
$80
$6,149,762
$2,067,075
$1,437,708
$128
$4,021,469
$1,433,330
$—
$158
$5,040,544
$806,179
$—
$163
2021
2022
2023
CAP to Current PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Company TSR

Compensation Actually Paid (CAP) vs Net Income
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$—
$100,000
$75,000
$50,000
$25,000
$—
$6,149,762
$2,067,075
$1,437,708
$15,436
$4,021,469
$1,433,330
$3,486
$—
$87,900
$5,040,544
$806,179
$—
2021
2022
2023
CAP to Current PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Net Income

Compensation Actually Paid (CAP) vs Adjusted EBIT
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$—
$144,000
$120,000
$96,000
$72,000
$48,000
$6,149,762
$2,067,075
$1,437,708
$88,614
$4,021,469
$—
$1,433,330
$81,165
$124,281
$5,040,544
$—
$806,179
2021
2022
2023
CAP to Current PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Adjusted EBIT

The chart below presents a graphical comparison of the Company’s TSR to the Peer Group TSR for the three-year period.

Company TSR vs Peer Group TSR
$180
$160
$140
$120
$100
$80
$100
$147
$128
$158
$145
$163
$119
2020
2021
2022
2023
Company TSR
Peer Group TSR

Proposal 2: Advisory Approval of Apogee’s Executive Compensation
Pursuant to Section 14A of the Exchange Act, we are providing shareholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.
We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers. We believe that our executive compensation program is structured in the best manner possible to support our Company and its business objectives. It has been designed to implement certain core compensation principles, which include:
•Alignment of management’s interests with our shareholders’ interests to support long-term value creation through our equity compensation programs and share ownership guidelines;
•Pay-for-performance, which is demonstrated by linking annual cash incentives and long-term incentives to key financial measures;
•Providing a flexible compensation package that reflects the cyclical nature of our business and fairly compensates our executives over our business cycle; and
•Linking compensation to market levels of compensation paid to executive officers in the competitive market so that we can attract, motivate and retain executives who are able to drive the long-term success of Apogee.
We believe our executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with our shareholders’ long-term interests. Our executive compensation program is designed to motivate our executives, drive desirable behaviors, be competitive, promote retention and reward successful performance. We ask for your support for the reasons listed below.
•Our compensation programs are substantially tied to achievement of our key financial and business objectives. A significant portion of each Named Executive Officer’s potential total annual cash compensation and long-term compensation is at-risk and linked to our operating performance.
•Our compensation programs are designed to take into account the cyclical nature of our business and to fairly compensate our executives over the commercial construction cycle.
•Our compensation programs for executive officers deliver a significant portion of potential total compensation in the form of equity. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executive officers.
•We have stock ownership guidelines for our executive officers.
•We offer very limited perquisites to our executive officers and do not provide tax reimbursement or “gross-ups” on perquisites.
•Each of our Named Executive Officers is expected to demonstrate exceptional individual performance in order to continue serving as a member of the executive team.
•We continue to refine our executive compensation program to reflect evolving executive compensation practices.

We believe that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Apogee’s Named Executive Officers, as disclosed in Apogee’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures.”
This advisory vote on executive compensation is not binding on Apogee, our Compensation Committee or our Board of Directors. However, our Compensation Committee and Board of Directors will take into account the result of the vote when determining future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct our next advisory vote at our 2024 Annual Meeting of Shareholders.
Board Recommendation
Our Board of Directors recommend that you vote FOR the Say on Pay Proposal. Proxies will be voted FOR the proposal unless otherwise specified.

Proposal 3: Advisory Vote On The Frequency Of An Advisory Vote On Executive Compensation Plan
Pursuant to Section 14A of the Exchange Act, we are required to hold an advisory (nonbinding) vote on the frequency with which our shareholders shall have the advisory vote on executive compensation at least once every six years. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years. In addition, shareholders may abstain from voting.
After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate option for Apogee and our shareholders. We have provided our shareholders with an annual advisory vote on executive compensation since 2017. In formulating its recommendation to continue with an annual advisory vote on executive compensation, our Board of Directors considered that an annual advisory vote on executive compensation allows our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year. This is consistent with our philosophy of seeking input from our shareholders and maintaining the highest standards of corporate governance. We understand that our shareholders may have different views as to what is the best approach for our Company, and we look forward to hearing from our shareholders on this proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain when you vote in response to the resolution set forth below:
“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the frequency preferred by shareholders for Apogee to hold a shareholder vote to approve the compensation of the Named Executive Officers.”
If no option receives the affirmative vote of holders of a majority of votes present in person (i.e., online) or by proxy and entitled to vote on this proposal, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. This advisory vote is not binding on Apogee or our Board of Directors. However, our Board of Directors will take into account the result of the vote when determining the frequency of future advisory votes on executive compensation. Because this vote is advisory and not binding on Apogee or our Board of Directors, the Board of Directors may decide that it is in the best interests of Apogee and our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.
The Board of Directors recommends you vote FOR THE ONE YEAR OPTION as the frequency with which shareholders are provided an advisory vote on the compensation of Named Executive Officers. Proxies will be voted FOR THE ONE YEAR OPTION unless otherwise specified.

Proposal 4: Ratification of Appointment of Independent
Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending March 2, 2024, subject to a satisfactory evaluation of the firm’s performance in conducting our fiscal 2023 audit. Deloitte has served as our independent registered public accounting firm since fiscal 2003. The Audit Committee is responsible for the appointment, compensation and oversight of Deloitte and believes that the retention of Deloitte is in the best interests of the Company and its shareholders.
While it is not required to do so, our Board of Directors is submitting the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending March 2, 2024, to our shareholders for ratification as a matter of good corporate governance.
If shareholders do not ratify the selection of Deloitte, the Audit Committee will consider whether it is appropriate to select another Independent Accounting Firm. Even if the selection of Deloitte is ratified by shareholders, the Audit Committee may, in its discretion, appoint a different firm of Independent Auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
We have been advised that a representative from Deloitte will be present at the Annual Meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm so desires.
Board Recommendation
Our Board of Directors recommend that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 2, 2024. Proxies will be voted FOR the proposal unless otherwise specified.

Audit Committee Report
This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2023.
Our Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures) on behalf of our Board; oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices; assesses and establishes policies and procedures to manage our financial reporting risk; and assesses our compliance with financial covenants in our debt instruments. Our Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.
The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended February 25, 2023 with senior management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.
In performing its oversight role, the Audit Committee also (i) discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission, (ii) discussed with Deloitte & Touche LLP their independence and concluded that it is independent from the Company and management, and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2023, for filing with the Securities and Exchange Commission.
Audit Committee of the
Board of Directors of Apogee
Lloyd E. Johnson, Chair
Christina M. Alvord
Frank G. Heard
Elizabeth M. Lilly
Mark A. Pompa

Fees Paid to Independent Registered Public Accounting Firm
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees
For fiscal 2023 and 2022, we incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$2,160,865	$1,768,427
Audit-Related Fees(2)	38,000	42,350
Tax Fees(3)	745,207	428,010
All Other Fees(4)	1,895	1,895
Total	$2,945,967	$2,240,682
___________________________
(1)Audit fees consisted primarily of audit work related to preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings.
(2)Audit-related fees consisted primarily of fees for the audit of our employee benefit plan.
(3)Tax fees consisted primarily of fees for tax compliance and return preparation and tax planning and advice.
(4)All other fees consisted of $1,895 for the Deloitte online accounting research tool.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with policies of the SEC regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, our Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of our Audit Committee, who reports any pre-approval decisions to our Audit Committee at its next regularly scheduled meeting.
All of the services provided by our independent registered public accounting firm in fiscal 2023 and 2022, including services related to the audit-related fees, tax fees and all other fees described above, were approved by our Audit Committee under its pre-approval policy.

Frequently Asked Questions
Who is entitled to vote at the meeting?
Our Board of Directors has set April 24, 2023, as the record date for the Annual Meeting. If you were a shareholder at the close of business on the record date, you are entitled to notice of and to vote at the Annual Meeting.
As of the record date, 22,285,412 shares of common stock, par value $0.33-1/3, were issued and outstanding and, therefore, eligible to vote at the Annual Meeting.
What are my voting rights?
Holders of our common stock are entitled to one vote per share. Therefore, 22,285,412 votes are entitled to be cast at the Annual Meeting. There is no cumulative voting for the election of directors.
How many shares must be present to hold the meeting?
In accordance with our Amended and Restated By-laws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:
•you are present and vote in person at the Annual Meeting, with virtual participation constituting in person presence at the meeting;
•you have properly submitted a proxy via the Internet, by telephone, or by mail, even if you abstain from voting on one or more matters; or
•you hold your shares in street name (as discussed under “What is the difference between a shareholder of record and a “street name” holder?” beginning on page 82) and you did not provide voting instructions to your broker and your broker uses its discretionary authority to vote your shares on the ratification of the appointment of our independent registered public accounting firm.
How can I attend the meeting?
In order to expand access to the Annual Meeting, we are holding the Annual Meeting in a virtual-only meeting format. You will not be able to attend the Annual Meeting at a physical location.
If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date (April 24, 2023), you may attend the Annual Meeting by visiting the meeting website at www.virtualshareholdermeeting.com/APOG2023 and logging in by entering the 16-digit control number found on your proxy card, voter instruction form, or Notice, as applicable. You may also attend the meeting by visiting www.virtualshareholdermeeting.com/APOG2023 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting.
You may log into the meeting website at www.virtualshareholdermeeting.com/APOG2023 beginning at 8:00 a.m. Central Time on June 21, 2023. The Annual Meeting will begin promptly at 8:00 a.m. Central Time on June 21, 2023. If you experience any technical difficulties during the meeting, a toll-free number will be available on our meeting website for assistance.

What am I voting on, what vote is required to approve each proposal and how does the Board recommend I vote?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote.

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed(1)	Impact of Abstention	Impact of Broker Non- Vote
Proposal 1 – Election of three Class I directors for terms expiring at our 2026 Annual Meeting of Shareholders	Majority of votes cast (votes cast “For” must exceed votes cast “Against”)(2)	FOR, AGAINST, ABSTAIN	FOR	No	None	None
Proposal 2 – “Say on Pay” Advisory vote to approve Apogee’s executive compensation	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item(3)	FOR, AGAINST, ABSTAIN	FOR	No	Against	None
Proposal 3 – Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation Plan	We will consider our shareholders to have selected the frequency option that receives the highest number of votes(4)	ONE YEAR, TWO YEARS, THREE YEARS ABSTAIN	ONE YEAR	No	None	None
Proposal 4 - Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 2, 2024	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item(3)	FOR, AGAINST, ABSTAIN	FOR	Yes	Against	N/A
___________________________
(1)A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on Proposals 1-3.
(2)Section 5.02 of the Company’s Articles of Incorporation require that a director nominee will be elected only if they receive a majority of the votes cast with respect to their election in an uncontested election, that is, the number of shares “for” that nominee exceeds the number of votes cast “against” that nominee. A vote to “abstain” will not have any effect on determining the election results. If a director nominee is not elected and the nominee is an incumbent director, that director shall promptly tender their resignation to the Board of Directors, subject to acceptance by the Board of Directors. In that event, the Nominating and Corporate Governance Committee must make a recommendation to the Board on whether to accept or reject the tender of resignation. The Board, after taking into account the recommendation, must publicly disclose its decision and rationale within 90 days after the election. The director who failed to receive a majority vote will not participate in the decision.
(3)The voting standard assumes that the number of shares voted in favor of such proposal constitute more than 25% of the outstanding shares of our common stock.

(4)If no option receives the affirmative vote of holders of a majority of votes present in person (i.e. online) or by proxy and entitled to vote on this proposal, we will consider our shareholders to have selected the frequency option that receives the highest number of votes.
How can I ask questions during the Annual Meeting?
You may submit questions in real time during the Annual Meeting following the formal business portion of the meeting, by entering them into the field provided on the meeting website. The directors and executive management will answer appropriate questions from shareholders. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to two questions. It will help us if questions are succinct and cover only one topic.
How do I cast my vote?
Your vote is important. If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting in any of the following ways:
•electronically via the Internet by following the “Vote by Internet” instructions on the Notice or, if you received paper copies of our proxy materials, on the enclosed proxy card;
•by telephone by following the “Vote by Telephone” instructions on the Notice or, if you received paper copies of our proxy materials, on the proxy card;
•by completing, signing and mailing the proxy card (if you received paper copies of our proxy materials); or
•by attending the virtual Annual Meeting and voting online on the meeting website.
If you are an employee and received our 2023 proxy materials electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the Annual Meeting electronically via the Internet as described under “How do I vote if my shares are held in the 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee?” below.
If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or other nominee how to vote your shares.
If you properly submit your proxy via the Internet, by telephone or return your executed proxy by mail and do not revoke your proxy, it will be voted in the manner you specify. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.
How do I vote if my shares are held in the 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee?
If you hold any shares in our 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee, your Internet proxy vote or completed proxy card will serve as voting instructions to the plan trustee or plan custodian, as applicable. However, your voting instructions for these plans must be received by 12:00 p.m. (noon) Eastern Time on Monday, June 19, 2023 in order to count. In accordance with the terms of our 401(k) Retirement Plan, the trustee will vote all of the shares held in the plan, and for which it has not received direction, in the same proportion as the directed shares are voted, unless contrary to ERISA or other applicable law. If you are a participant in our Employee Stock Purchase Plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.
If you hold shares in our 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee and have a company email address, you will receive our 2023 Proxy Statement and 2023 Annual Report to Shareholders electronically at your company email address instead of receiving paper copies of these documents in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our 2023 Proxy Statement and 2023 Annual

Report to Shareholders electronically, you may only provide voting instructions to the plan trustee or plan custodian, as applicable, via the Internet and you will not receive a proxy card that can be returned by mail.
If you are an employee who received our 2023 Proxy Statement and 2023 Annual Report to Shareholders electronically and you wish to receive a paper copy of these materials, you should contact:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Mail:	Investor Relations Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one account in different names or variations of your name. To ensure that all of your shares are voted, if you submit your proxy vote via the Internet or by telephone vote once for each proxy card you received or sign and return each proxy card.
You may prefer to hold your shares in more than one account, and you are welcome to do so. However, please contact our Investor Relations Department at IR@apog.com or (877) 752-3432 (telephone) for information on how to merge your accounts.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc., our tabulating agent, will tabulate the votes and act as independent inspector of election.
What if I do not specify how I want my shares voted?
If you submit your proxy via the Internet or telephone or a signed proxy card and do not specify how you want to vote your shares, we will vote your shares FOR all nominees, FOR proposals 2 and 4 and FOR THE ONE YEAR OPTION on proposal 3. As of the date of this Proxy Statement, we know of no other matters that will be presented for a shareholder vote at the Annual Meeting. If any other matters properly come before the Annual Meeting for a shareholder vote, they will be voted in the discretion of the persons named in the proxy.
Can I change my vote after submitting my proxy or voting instructions?
Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:
•by sending a written notice of revocation to our Corporate Secretary;
•by submitting a later-dated proxy to our Corporate Secretary;
•by submitting a later-dated proxy via the Internet;
•by submitting a later-dated proxy by telephone; or
•by voting in person at the meeting.
If you hold your shares in street name, you should contact your broker, bank, trust or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) Retirement Plan, Employee Stock Purchase Plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but no later than 12:00 p.m. (noon) Eastern Time on Monday, June 19, 2023, in any of the following ways:
•by sending a written notice of revocation to the plan trustee or plan custodian;
•by submitting a later-dated voting instruction or proxy to the plan trustee or plan custodian;
•by submitting a later-dated voting instruction or proxy via the Internet; or
•by submitting a later-dated voting instruction by telephone.
How can I get a copy of the Company’s 2023 Annual Report on Form 10-K?
Shareholders who wish to obtain additional copies of our 2023 Annual Report to Shareholders on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Mail:	Investor Relations Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435
How do I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to view the proxy materials for the Annual Meeting on the Internet.
Our 2023 Proxy Statement and 2023 Annual Report to Shareholders, including our Annual Report on Form 10-K, are available at www.proxyvote.com.
What is a proxy?
A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate someone a proxy, you may also direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Three of our executive officers, Ty R. Silberhorn, Matthew J. Osberg and Meghan M. Elliott, have been designated as the proxies for shareholders voting on the enclosed proxy card at the Annual Meeting.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by the broker, bank, trust or other nominee.

Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.
We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or email. These individuals will receive no additional compensation for these services.
How can I recommend or nominate a director candidate?
Our Nominating and Corporate Governance Committee considers recommendations of director candidates. A shareholder who wishes to recommend a director candidate to our Nominating and Corporate Governance Committee for nomination by our Board of Directors at our next annual meeting, or for vacancies on our Board of Directors that arise between meetings, must provide our Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by our Nominating and Corporate Governance Committee and our Board of Directors as to whether such candidate meets the required and desired director selection criteria set forth in our Corporate Governance Guidelines and the factors discussed under the heading “Criteria for Membership on Our Board of Directors” above. Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435, no later than February 22, 2024. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of our Nominating and Corporate Governance Committee for consideration at a future committee meeting.
Director candidates recommended by shareholders in compliance with these procedures and who meet the criteria outlined above will be evaluated by our Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources.
Alternatively, shareholders may directly nominate a person for election to our Board of Directors at a future annual meeting by complying with the procedures set forth in our Amended and Restated By-laws and the rules and regulations of the SEC. Our Amended and Restated By-laws are available on our website at www.apog.com by clicking on “Investors,” select “Governance,” then “By-laws.”
Shareholders who wish to nominate a director candidate for the 2024 Annual Meeting should submit the advance notice, along with other required information, to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435, no later than February 22, 2024. To comply with universal proxy rules, the advance notice must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
How can I present a proposal at the 2024 Annual Meeting of Shareholders?
Any shareholder wishing to have a proposal considered for inclusion in our Proxy Statement for our 2024 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, MN 55435 in accordance with all applicable rules and regulations of the SEC, including Rule 14a-8, no later than January 15, 2024.
Under our Amended and Restated By-laws, a shareholder proposal not included in our Proxy Statement for the 2024 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2024 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated By-laws. Any such shareholder proposals for the 2024 Annual Meeting of Shareholders must be in the form and substance required by the Amended and Restated By-laws and must be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 22, 2024.
What is “householding” of proxy materials?
The SEC rules allow a single copy of the proxy statement and Annual Report to Shareholders to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers’ household Apogee notices, proxy statements and annual reports, delivering single copies of such documents to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement and annual report, or if you are receiving multiple copies of documents and wish to receive only one, please notify your broker. We will promptly deliver upon written or oral request a separate copy of our proxy statement and/or Annual Report to Shareholders to a shareholder at a shared address to which a single copy of any such document was delivered. For copies of these documents, shareholders should write to our Investor Relations Department at the address listed above, or call (877) 752-3432.

By Order of the Board of Directors, Meghan M. Elliott Vice President, General Counsel and Corporate Secretary
Dated: May 12, 2023

Appendix A - Non-GAAP Measurements
This Proxy Statement contains non-GAAP (generally accepted accounting principles in the United States) financial measures. The non-GAAP financial measures below are used as internal measures for performance-based compensation decisions, as further discussed in the Compensation Discussion and Analysis. Definitions for the non-GAAP financial measures contained in this Proxy Statement are provided on page 35 and the reconciliations of the non-GAAP financial measures are located below in this Appendix A. Other companies, including companies in our industry, may define these measures differently or may utilize different non-GAAP financial measures, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Operating Income to Adjusted EBIT
(in thousands)

2023	Apogee	Architectural Glass	Architectural Framing Systems
Operating Income	$125,788	$28,610	$81,875
Other expense, net	1,507	48	—
Adjusted EBIT	$124,281	$28,562	$81,875

2022	Apogee	Architectural Glass	Architectural Framing Systems
Operating Income	$22,045	$1,785	$38,088
Impairment expense on intangible assets(1)	49,473	—	—
Restructuring costs(2)	30,512	27,096	1,733
Gain on sale of assets(3)	(19,456)	(19,456)	—
Adjusted operating income	$82,574	$9,425	$39,821
Other expense, net	4,409	3,090	—
Impairment on equity investment(4)	3,000	3,000	—
Adjusted EBIT	$81,165	$9,335	$39,821

2021	Apogee	Architectural Glass	Architectural Framing Systems
Operating Income	$25,527	$18,678	$(29,030)
Impairment expense on goodwill and intangible assets(5)	70,069		53,000
Restructuring costs(2)	4,884	207	4,448
Gain on sale of assets(3)	(19,346)	—	—
COVID-19(6)	4,988	—	—
Post-acquisition and acquired project matters	1,000	—	—
Adjusted operating income	$87,122	$18,885	$28,418
Other expense (income), net	(1,492)	88	—
Adjusted EBIT	$88,614	$18,797	$28,418

(1)
Adjustment related to impairment charge recorded during the fourth quarter of fiscal 2022 on indefinite- and long-lived intangible assets within the Architectural Framing Systems segment as a result of triggering events during the fourth quarter of prior fiscal year. In the first quarter of fiscal 2023, the Sotawall business was re-aligned from Architectural Framing Systems segment into the Architectural Services segment, the comparative fiscal 2022 results have been recast to reflect the change.

(2)
Adjustment related to previously announced decision to exit certain operations in the Architectural Glass segment and reorganize operations within the Architectural Framing Systems segment, including $21.5 million of asset impairment charges, $6.2 million of employee termination costs and $2.8 million of other costs associated with these restructuring plans incurred during fiscal 2022. In fiscal 2021, restructuring costs related to exiting certain facilities within the Architectural Framing Systems segment and other termination costs across the company.

(3)
Gain on sale of building and related fixed assets within the Architectural Glass segment and the Large-Scale Optical segment during the fourth quarter of fiscal 2022 and the third quarter of fiscal 2021, respectively.

(4)
Adjustment for impairment of minority equity investment is a result of the assignment for the benefit of creditors of all of the assets of a company in which Apogee holds a minority interest. The impairment represents a write-down of Apogee’s entire investment in the company.

(5)
Adjustment related to impairment expense on goodwill and indefinite-lived intangible assets within the Architectural Framing Systems segment ($53 million) and the Architectural Services segment ($17.1 million) resulted from our fiscal 2021 fourth quarter annual impairment evaluation.

(6)	Adjustment for COVID-19-related costs, primarily incremental labor costs due to quarantine-related absenteeism and personal protective equipment for employees.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V07681-P91882 For Against Abstain For Against Abstain For Against Abstain ! !! ! !! ! !! 1b. Donald A. Nolan 1c. Patricia K. Wagner 1a. Lloyd E. Johnson APOGEE ENTERPRISES, INC. The Board of Directors recommends you vote FOR the following: 1. ELECTION OF DIRECTORS: Nominees: Class I Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. ADVISORY VOTE TO APPROVE APOGEE'S EXECUTIVE COMPENSATION. 3. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote 1 YEAR on the following proposal: 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting. 4. ADVISORY VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 2, 2024. The Board of Directors recommends you vote FOR the following proposal: ! !! ! !!! 3 Years1 Year 2 Years Abstain ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/APOG2023 You may attend the Annual Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 20, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SCAN TO VIEW MATERIALS & VOTEw APOGEE ENTERPRISES, INC. 4400 WEST 78TH STREET SUITE 520 MINNEAPOLIS, MN 55435

V07682-P91882 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 21, 2023: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Annual Meeting of Shareholders APOGEE ENTERPRISES, INC. June 21, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Ty R. Silberhorn, Matthew J. Osberg and Meghan M. Elliott as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. ("Apogee") held of record by the undersigned on April 24, 2023, at the Annual Meeting of Shareholders of Apogee to be held on June 21, 2023 at 8:00 A.M. Central Time, or any adjournment thereof, and hereby revokes all former Proxies. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors. This Proxy will be voted in the discretion of the Proxies named herein upon such other matters as may properly come before the Annual Meeting of Shareholders or any adjournments thereof. If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Computershare Shareowner Services LLC, as the Plan Administrator, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account for which it has received direction by 12:00 P.M. (noon) Eastern Time on June 19, 2023. The Plan Administrator cannot vote the shares unless it receives timely direction from you. If you are a participant in the Apogee 401(k) Retirement Plan, this card directs Principal Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction by 12:00 P.M. (noon) Eastern Time on June 19, 2023 in the same proportion as directed shares are voted, unless contrary to ERISA or unless contrary to applicable law. (Continued and to be signed on reverse side)